Exhibit 2.02
                           PURCHASE AND SALE AGREEMENT
                                    KENTFIELD

         This Agreement is made and entered into this 19th day of November, 1996 by and between Kentfield Hospital Corporation, a California corporation ("Seller") and Regency Rehab Hospitals, Inc., a California corporation ("Purchaser").

                                    ARTICLE I
                                PURCHASE AND SALE

         1.01. On the terms and subject to the conditions set forth herein, Seller does hereby agree to sell to Purchaser and Purchaser does hereby agree to acquire from Seller all of Seller's right, title and interest in and to the following:

         (a) That Lease Agreement dated March 10, 1988 between Marin Health Care Associates Limited Partnership, a Delaware limited partnership, as lessor, and Seller, as Lessee, as amended by First Amendment dated June 29, 1990 (the "Hospital Lease"), including, but not limited to, Seller's leasehold right title and interest in and to:

         (1) The real property leased by Seller under the terms of the Hospital Lease and situated in the State of California and more particularly described in
Exhibit 1.01(a)(1) (the "Hospital Real Property") and the improvements thereon that comprise the free standing rehabilitation hospital with 40 acute rehabilitation beds and 26 skilled nursing facility beds and commonly known as Kentfield Rehabilitation Hospital, 1125 Sir Francis Drake Boulevard, Kentfield, California (the "Hospital") and the medical office building located adjacent to the Hospital (the "MOB") which is currently used for administrative offices, outpatient services and treatment rooms.

         (2) All equipment, furniture and fixtures located on or used in connection with the operation of the Hospital Real Property leased by Seller either under the terms of the Hospital Lease or under those contracts and commitments described in Exhibit 1.01(f) (the "Leased Hospital Personal Property"), which Leased Hospital Personal Property is more fully described in
Exhibit 1.01(a)(2).

         (3) All rights of first refusal, extension rights, and purchase options set forth in the Hospital Lease.

         (b) That Sublease Agreement dated January 2, 1996 between Exertec Health Systems, Inc., as sublessor, and Seller, as sublessee (the "Exertec Clinic Lease"), including, but not limited to, Seller's leasehold right title and interest in and to:

         (1) The real property leased by Seller under the terms of the Exertec Clinic Lease and situated in the State of California and more particularly described or shown in Exhibit 1.01(b)(1) (the "Exertec Clinic Real Property") and the improvements thereon that comprise the outpatient clinic commonly known as Kentfield Physical Therapy at Exertec (the "Exertec Clinic").

         (2) All equipment, furniture and fixtures located on or used in connection with the operation of the Exertec Clinic Real Property leased by Seller either under the Exertec Clinic Lease or under those contracts and commitments described in Exhibit 1.01(f) (the "Leased Exertec Clinic Personal Property"), which Leased Exertec Clinic Personal Property is more fully described in Exhibit 1.01(b)(2).

         (3) All rights of first refusal, extension rights, and purchase options set forth in the Exertec Clinic Lease.

         (c) That Sublease Agreement dated February 1, 1995 between Vatche Cabayan, M.D., as lessor, and Seller, as Lessee (the "Cabayan Clinic Lease" and together with the Exertec Clinic Lease, the "Clinic Leases" and together with the Hospital Lease, the "Leases"), including, but not limited to, Seller's leasehold right title and interest in and to:

         (1) The real property leased by Seller under the terms of the Cabayan Clinic Lease and situated in the State of California and more particularly described or shown in Exhibit 1.01(c)(1) (the "Cabayan Clinic Real Property" and together with the Exertec Clinic Real Property, the "Clinic Real Property", and together with the Hospital Real Property, the "Real Property") and the improvements thereon that comprise the outpatient clinic commonly known as Kentfield Physical Therapy at Mission Bay (the "Cabayan Clinic" and together with the Exertec Clinic, the "Clinics").

         (2) All equipment, furniture and fixtures located on or used in connection with the operation of the Cabayan Clinic Real Property leased by Seller either under the Cabayan Clinic Lease or under those contracts and commitments described in Exhibit 1.01(f) (the "Leased Cabayan Clinic Personal Property" and together with the Leased Exertec Clinic Personal Property, the "Leased Clinic Personal Property" and together with the Leased Hospital Personal Property, the "Leased Personal Property"), which Leased Cabayan Clinic Personal Property is more fully described in Exhibit 1.01(c)(2).

         (3) All rights of first refusal, extension rights, and purchase options set forth in the Cabayan Clinic Lease.

         (d) The inventory, including linens, dietary supplies and housekeeping supplies, food and other consumable inventories located at, or usable in the operation of, the Hospital and the Clinics on the Closing Date (the "Consumables").

         (e) Any furniture, fixtures, equipment and vehicles owned by Seller and located on the Real Property or in the Hospital or the Clinics which is not the property of the lessors under the terms of the Hospital Lease, the Clinic Leases or any other lease described in Exhibit 1.01(f), as applicable, (the "Owned Personal Property") and which Owned Personal Property is more fully described in
Exhibit 1.01 (e).

         (f) All patient medical records, employment records, medical staff rosters and files and other intangible personal property owned by Seller relating to the Hospital and the Clinics and all rights of Seller in and to (i) those contracts and commitments relating to the Seller's Assets (as hereinafter defined) as listed on Exhibit 1.01(f), true and correct copies of which contracts have been provided to Purchaser by Seller as of the date hereof, (ii) the permits and licenses used or held for use by Seller in the operation of the Seller's Assets and (iii) any and all warranties issued to Seller in connection with the repairs described in Exhibit 4.15 (the "Records and Rights").

         (g) All of Seller's right, title and interest in and to the trade names "Kentfield Rehabilitation Hospital" and "Kentfield Physical Therapy at Mission Bay" and "Kentfield Physical Therapy at Exertec" and all other trade names used exclusively at the Hospital or the Clinics and not used generally by Continental Medical Systems, Inc., a Delaware corporation ("CMS") at its hospitals (the "Trade Names"); provided, however, that Purchaser shall have the right to continue to use for a period of 60 days after Closing any signs located at the Hospital and/or the Clinics or any pre-printed materials, such as admitting forms or patient information materials, on which the CMS name or logo may appear.

         Hereinafter Seller's leasehold rights under the Hospital Lease and the Clinic Leases in and to the Hospital, the Clinics, the Real Property, the Leased Personal Property, the Owned Personal Property, the Consumables, the Records and Rights and the Trade Names will sometimes be collectively referred to as the "Seller's Assets."

         1.02. Notwithstanding anything in this Agreement to the contrary, the Seller's Assets shall not include , and Seller shall retain as its property, the following assets (the "Excluded Assets"):

         (a)      Seller's stock record books, tax returns and minute books;

         (b)      The items owned by Seller and listed on Exhibit 1.02(b);

         (c) All of Seller's rights under this Agreement, including, without limitation, the right of Seller to receive the Purchase Price (as hereinafter defined);

         (d) All refunds, whenever paid, relating to payments by or on behalf of Seller prior to the Closing including, without limitation, any federal, state, local or foreign taxes paid by Seller prior to the Closing Date;

         (e)      All bank accounts of Seller;

         (f) All cash, cash equivalents and accounts receivable of Seller, including any amounts due or which may, after the Closing, become due to the Hospital or the Clinics from its or their participation in the Medicare or any other third party payor Programs for any period prior to the Closing Date, and all of Seller's prepaid assets and deposits;

         (g) All computer hardware and software relating to the wide area network of Horizon/CMS Healthcare Corporation ("Horizon") used for the operation of the general ledger and accounts payable software applications, which computer hardware and software is more fully described in Exhibit 1.02(g) (the "GL/AP Hardware and Software");

         (h) Seller's interest in the Straddle Patient Payments (as defined below) for the services rendered and medicine, drugs and supplies provided prior to the Closing Date, all in accordance with Paragraph 16.14 hereof;

         (i) Seller's claims, if any, against third parties relating to or arising from the acts or omissions of third parties prior to the Closing; provided that Seller shall give notice to Purchaser before pursuing any claims against a third party who continues to have any business relationship with the Hospital or the Clinics after the Closing; and

         (j) Seller's rights and interests in and to proprietary materials, programs, manuals, promotional materials and other intangibles not included in Paragraph 1.01; provided, however, that Seller hereby agrees to permit Purchaser to continue to use, for a period of one hundred eighty (180) days after the Closing, any of such proprietary assets as are reasonably necessary to the continued licensure, certification and/or accreditation of the Hospital or the Clinics after Closing.

         1.03. Subject to the terms and conditions set forth in this Agreement, Purchaser shall assume and agree to pay, perform and discharge the following liabilities and obligations (the "Assumed Liabilities"):

         (a) The liability to make the lease and other payments and to perform any other obligations under the Leases which relate to the periods on and after the Closing Date;

         (b) The liability to make the equipment lease payments under the equipment leases listed on Exhibit 1.01(f) (the "Equipment Leases") which relate to the periods on and after the Closing Date;

         (c) The liability to make the payments and to perform any other obligations under the contracts other than the Equipment Leases listed on
Exhibit 1.01(f) (other than those contracts indicated on Exhibit 1.01(f) which are to be terminated by Seller prior to Closing) which relate to the periods on and after the Closing Date;

         (d) The liability to make the payment due after Closing under purchase orders placed by Seller in the ordinary course of business prior to the Closing Date but which are open as of the Closing Date for inventory and supplies to be delivered after the Closing Date; and

         (e) The liability to pay when due the Accrued Benefits (as defined below).

         1.04. Except for the Assumed Liabilities, no obligation or liability of Seller relating to or arising from the operation of the business of Seller or the Seller's Assets prior to the Closing Date is to be assumed by Purchaser.

         1.05. At Purchaser's request, Seller will use its best efforts to obtain prior to Closing, at Purchaser's sole cost, software licenses in favor of Purchaser to enable Purchaser to use all of the software presently being used by Seller at the Hospital and/or the Clinics other than the software listed in
Exhibit 1.05 and the GL/AP Software described in Exhibit 1.02(g). At the Closing and subject to Seller obtaining any necessary consents or approvals, Seller will assign to Purchaser, and Purchaser will assume from Seller, all existing leases and maintenance agreements listed on Exhibit 1.01(f) relating to any computer or systems hardware which is a part of the Leased Personal Property and to all computer software with respect to which Seller is able to secure a license in favor of Purchaser pursuant to the immediately preceding sentence.

         1.06. Seller will provide to Purchaser data processing services with respect to the Hospital and the hospitals which are the subject of the Other Agreements (as hereinafter defined) on the terms and for the cost specified in
Exhibit 1.06.

                                   ARTICLE II
                                 PURCHASE PRICE

         2.01. The purchase price for Seller's Assets shall be One Million Three Hundred Fifty Thousand and no/100 Dollars ($1,350,000) (the "Purchase Price") which shall be payable in cash at Closing concurrently with the transfer of the Seller's Assets to, and the assumption of the Assumed Liabilities by, Purchaser, which cash shall be subject to adjustment to reflect the costs, expenses and prorations for which Seller and Purchaser are responsible under Paragraph 4 hereof.

                                   ARTICLE III
                                     CLOSING

         3.01. Provided that all of the conditions to closing set forth in Paragraphs 12.01 and 12.02 have been satisfied or waived, the purchase and sale of the Seller's Assets shall occur effective as of 12:01 a.m. on January 1, 1997 unless extended by mutual agreement of the parties (the "Outside Closing Date"). Closing shall occur at offices of Lawyers Title Insurance Company at 10:00 am or at such other time and place as may be agreed upon by the parties in order to ensure closing of the transactions provided for herein by the Outside Closing Date. The actual date of Closing is referred to herein as the "Closing Date."

         3.02. At Closing, Seller shall deliver leasehold title to the Real Property, the Hospital, the Clinics and the Leased Personal Property and title to the Consumables, the Owned Personal Property, the Records and Rights and the Trade Names free and clear of all liens and encumbrances other than the following (collectively, the "Permitted Exceptions"):

         (a) Liens for real and personal property taxes which are not yet due and payable;

         (b) Liens and encumbrances affecting the fee simple title to any of the Clinic Real Property or the Hospital Real Property created by the owner thereof and not by Seller;

         (c)      The Permitted Exceptions listed in Exhibit 3.02(c); and

         (d) Such liens as may be approved or deemed approved by Purchaser pursuant to Paragraph 10.01.

         3.03. Title to the Seller's Assets shall be conveyed to Purchaser at Closing by Seller's delivery of the following documents:

         (a) Seller shall deliver a separate Assignment of Lease in the form and substance substantially the same as that attached hereto as Exhibit 3.03(a) pursuant to which Seller shall convey to Purchaser Seller's right, title and interest in and to each of the Leases (the "Lease Assignment Agreements").

         (b) Seller shall deliver a Bill of Sale in form and substance substantially the same as that attached hereto as Exhibit 3.03(b) with respect to the Consumables, the Owned Personal Property, if any, the Records and Rights and the Trade Names (the "Bill of Sale").

         (c) Such other documents or instruments as may be necessary to convey title to the Seller's Assets to Purchaser in accordance with the terms hereof.

                                   ARTICLE IV
                              COSTS AND PRORATIONS

         The costs of the transaction and the expenses related to the ownership and operation of the Seller's Assets shall be allocated between Seller and Purchaser as follows:

         4.01. Seller and Purchaser shall share on a 50-50 basis any State and County transfer or excise taxes due on the transfer of Seller's leasehold interest in and to the Real Property and the Hospital and the Clinics to Purchaser.

         4.02. Purchaser shall pay any sales tax due on the transfer of either Seller's leasehold interest in and to the Leased Personal Property or title to the Owned Personal Property to Purchaser.

         4.03. Seller shall pay the base premium for a standard ALTA leasehold title insurance policy for the Hospital in the amount of the Purchase Price, insuring Purchaser's title to the Hospital; Purchaser shall pay the cost of any premiums for extended coverage which Purchaser may elect to secure, including the cost of the ALTA survey required to obtain the same, any lender's coverage which it elects or is required to secure in connection with its acquisition of the Seller's Assets or financing thereof and any title endorsements which it elects to obtain or is required to obtain to satisfy the requirements of its lender.

         4.04. Purchaser shall pay the cost of any environmental Phase I assessment of the Seller's Assets which Purchaser elects to secure prior to Closing.

         4.05. To the extent Seller is responsible therefor under the terms of the Leases, Real and Personal Property taxes related to the Hospital, the MOB and the Clinics shall be prorated as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date and with Purchaser responsible therefor for the period from and after the Closing Date. Purchaser shall receive a credit against the cash due at Closing pursuant to Paragraph
2.01 for any taxes for which it is responsible under the terms of the Leases and which are accrued but unpaid as of the Closing Date. Purchaser shall reimburse Seller at Closing for any taxes relating to any period from and after the Closing Date which have been paid by Seller prior to the Closing Date.

         4.06. Seller and Purchaser shall each pay their own attorneys fees incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction provided for herein.

         4.07. Purchaser and Seller shall share recording fees related to the recording of any of the conveyancing documents, such as the Lease Assignment Agreement or an amendment to the Memoranda of Lease if the same appear of record with respect to any or all of the Leases, and any escrow fees on a 50-50 basis.

         4.08. Seller shall pay the cost of obtaining and recording any releases necessary to deliver title to the Seller's Assets in accordance with the terms of this Agreement.

         4.09. Seller shall pay any reasonable attorneys fees, processing fees and other fees and expenses contemplated by the terms of the Leases as a condition to securing consent to an assignment thereof which are necessary to secure the consent of the lessors under the Leases.

         4.10. Purchaser shall pay any filing fees due with respect to the transaction evidenced by this Agreement and those other Purchase and Sale Agreements set forth in Exhibit 4.10 (the "Other Agreements") under the Antitrust Improvements Act of 1976, as amended (the "HSR Act").

         4.11. Seller shall pay the cost of any repairs or renovations or other work to the physical plant of the Hospital or the Clinics required to be undertaken by the State of California in connection with any change of ownership surveys which it may elect to conduct as a condition to its review and, if applicable, approval of the transaction which is the subject of this Agreement; provided, however, that in the event the cost thereof, along with the cost of any repairs or renovations or other work to the physical plant of the facilities which are the subject of the Other Agreements, exceeds $250,000 (the "Licensure Cost Cap") Seller shall have the right to terminate this Agreement in lieu of incurring such costs in excess of the Licensure Cost Cap; and provided, further, that Purchaser shall have the right to pay such costs in excess of the Licensure Cost Cap in lieu of permitting Seller to terminate this Agreement.

         4.12. Purchaser shall pay any filing or licensure fees due in connection with the submission of any licensure or Medicare certification applications which it is required to file in order to secure the approval of the State of California of the transaction which is the subject of this Agreement under applicable licensure and/or certification laws governing the operation of the Hospital and the Clinics, as well as the fees and expenses of Davis Wright Tremaine or any other legal counsel retained or utilized by Purchaser to assist it with such matters.

         4.13. Purchaser shall reimburse Seller at Closing for any prepaid expenses and deposits which relate to the period on and after the Closing Date.

         4.14. Seller shall pay any reasonable attorneys fees, processing fees and other fees and expenses contemplated by the terms of that Amended and Restated Credit Agreement dated September 26, 1995 between Seller and NationsBank of Texas, N.A. (the "Seller's Credit Agreement"), as a condition to securing consent to the sale of the Seller's Assets and Purchaser shall pay any reasonable attorneys' fees, processing fees and other fees and expenses contemplated by the terms of the Credit Agreement dated December 28, 1995 between Regency Health Services, Inc. and NationsBank of Texas, N.A.

         4.15. Seller and Purchaser acknowledge and agree that the purchase price reflects a credit against the Purchase Price and that, in consideration therefor, Purchaser has agreed to assume responsibility for the completion of those repairs described in Exhibit 4.15 which Seller agreed with Marin Health Care Associates Limited Partnership, as a condition to securing the consent thereof to the transaction provided for herein. Accordingly from and after the Closing Date Seller shall have no further obligations or responsibility with respect to the completion thereof.

                                    ARTICLE V
                                   POSSESSION

         On the Closing Date, Purchaser shall be entitled to possession of the Seller's Assets, subject only to the rights of the lessors under the Leases and the rights of the patients of the Hospital and the Clinics.

                                   ARTICLE VI
                     SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller hereby warrants and represents to Purchaser that, except as otherwise specifically set forth in the disclosure letter addressed to Purchaser and dated the date hereof (the "Seller Disclosure Letter"):

         6.01. Status of Seller. Seller is a duly organized, validly existing California corporation and is in good standing under the laws thereof. Horizon is a duly organized, validly existing Delaware corporation and is in good standing under the laws thereof.

         6.02. Validity and Conflicts. This Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to Seller obtaining those Third Party Consents and Regulatory Approvals (as defined below) for which it is responsible under the terms hereof, the execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof will not result in a breach of the terms and conditions of nor constitute a default under or violation of Seller's Articles of Incorporation or Bylaws or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which any of Seller's Assets may be bound or affected or any agreement, option, understanding or commitment or any or privilege granted by Seller to any other party to purchase or otherwise acquire the Seller's Assets or result in the acceleration of or an increase in the interest rate payable under any indebtedness other than indebtedness of Seller which does not relate to the Hospital or the Clinics or which is to be discharged by Seller as of the Closing Date.

         6.03. Authority. Subject to Seller obtaining those Third Party Consents and Regulatory Approvals for which it is responsible under the terms hereof, Seller has full corporate power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein. Seller further has full power and authority (i) to lease and to operate the Hospital and the Clinics as the same are presently leased and operated and (ii) to conduct its business as the same is now being conducted.

         6.04. The Seller Financials. True and correct copies of an unaudited balance sheet and statement of operations of Seller with respect to the operation of the Hospital and the Clinics as of the close of Seller's fiscal year ended May 31, 1996, and for the four month period ended September 30, 1996 (collectively, the "Seller's Financials") are attached hereto as Exhibit 6.04. All such financial statements fairly represent the financial condition, and accurately set forth in all material respects the results of the operations of, Seller at the Hospital and the Clinics for the periods covered thereby subject to customary year end adjustments. Any financial statements prepared by Seller subsequent to the date of the Seller Financials or the date hereof will be prepared in a manner consistent with the manner in which the Seller's Financials were prepared, will fairly represent the financial condition, and will accurately set forth in all material respects the results of the operations of Seller at the Hospital and the Clinics for the periods covered thereby and will be provided to Purchaser within ten (10) days after the completion thereof.

         6.05. Absence of Adverse Change. Since the date of the most recent Seller Financials there has not been any material adverse change in the financial condition, business, assets, liabilities or results of operations of the Hospital or the Clinics.

         6.06. The Licenses. Seller has all material licenses, permits and authorizations necessary for the lawful leasing and operation of the Hospital as a free standing rehabilitation hospital and the Clinics as outpatient clinics, it being understood and agreed that Seller has represented and does hereby represent to Purchaser that the Clinics are not required to be separately licensed but are operated under the Licenses issued to Seller in connection with its operation of the Hospital ( the "Seller Licenses"). There are no licenses required in connection with the ownership or operation of the services provided at the MOB other than the Seller Licenses. True and correct copies of all of the Seller Licenses are attached hereto as Exhibit 6.06. Seller has not received written or verbal notice of (A) any action or proceeding which has been initiated or is proposed to be initiated by the appropriate state or federal agency having jurisdiction thereof, to (i) revoke, withdraw or suspend any of the Seller Licenses, (ii) terminate the participation of the Hospital or the Clinics in the Medicare Program or the accreditation of the Hospital or any of the Clinics (to the extent it or they are certified to participate therein) by the Joint Commission on Accreditation of Health Care Organizations ("JCAHO") or by the Commission for the Accreditation of Rehabilitation Facilities ("CARF"),
(B) any judicial or administrative agency judgement or decision not to renew any of the Seller Licenses, (C) any action to limit or ban admissions to the Hospital or the Clinics or (D) any licensure or certification action of any other type, which would have a material adverse effect on the business, assets or financial condition of the Hospital or the Clinics.

         6.07.    Compliance with Law.

         (a) The Hospital, the MOB and the Clinics and their current operation and use are in substantial compliance with all applicable health and safety laws, regulations, ordinances, standards and orders issued by any municipal, county, state or federal agency having authority over the Hospital and the Clinics and with all municipal health, building and zoning laws and regulations (including, without limitation, the building, zoning and life safety codes) where the failure to comply therewith would have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof and there are no outstanding cited deficiencies or work orders issued to Seller under any of the foregoing which have not been corrected as of the date hereof or which will not be corrected as of the Closing Date;

         (b) Set forth in Exhibit 6.07(b) is a list of the most recent licensure and Medicare certification survey and the results of any complaint investigations conducted within the last six months for the Hospital and the Clinics, copies of which have been made available to Purchaser as of the date hereof. Seller has no knowledge, based on the results of Hospital or Clinic surveys or complaint investigations provided verbally or in writing to the Hospital or the Clinics by the applicable supervising agency or authority and after due inquiry of the Chief Executive Officer of the Hospital, that the Hospital or the Clinics, if and to the extent the same are currently participating in the Medicare Program, are not in substantial compliance with all Conditions and Standards of Participation in the Medicare Program nor has Seller received written or, to the best of Seller's knowledge, verbal notice from any licensing or certifying agency requiring any or all of them to be physically reworked or redesigned or to add furniture, fixtures, equipment or inventory so as to conform to or comply with any existing licensure or Medicare certification law, code or standard except where the requirement either (i) has been fully satisfied prior to the date hereof, (ii) will be satisfied by Seller prior to the Closing Date, (iii) will be in the process of being satisfied in the ordinary course of Seller's business pursuant to the terms of a Plan of Correction or other documentation submitted to and approved by the appropriate authority or (iv) will be the subject of a valid written waiver issued by the applicable licensing or certifying agency;

         (c) Set forth in Exhibit 6.07(c) is a list of the most recent JCAHO and CARF surveys conducted at the Hospital and, if applicable, the Clinics, and the dates of any correspondence from or to Seller and the JCAHO or CARF with respect to the correction of any deficiencies identified in said survey, true and correct copies of which have been made available to Purchaser as of the date hereof. The Hospital is duly accredited by the JCAHO and by CARF, without contingencies except such contingencies reflected in the surveys or correspondence described in Exhibit 6.07(c). Except as reflected in the surveys or correspondence described in Exhibit 6.07(c), Seller has made or caused to be made on behalf of the Hospital and the Clinics all proper filings required by JCAHO and CARF. Seller has not received written or, to the best of Seller's knowledge after due inquiry of the Chief Executive Officer of the Hospital, verbal notice from JCAHO or CARF requiring the Hospitals and/or the Clinics to be reworked or redesigned or to add furniture, fixtures, equipment or inventory so as to retain such accreditation except where the requirement either (i) has been fully satisfied prior to the date hereof, (ii) will be satisfied by Seller prior to the Closing Date, (iii) will be in the process of being satisfied in the ordinary course of Seller's business pursuant to the terms of a Plan of Correction or other documentation submitted to and approved by the appropriate authority or (iv) will be the subject of a valid written waiver issued by JCAHO or CARF. Neither the Hospital nor the Clinics participates in any accreditation programs other than that offered by the JCAHO and the voluntary accreditation program offered by CARF by which the Hospital is currently accredited.

         (d) There are no pending or, to the best of Seller's knowledge after due inquiry of the Chief Executive Officer of the Hospital, threatened investigations of or claims by any governmental agency or instrumentality against (i) the Hospital or the Clinics, (ii) any of the members of the medical staff, the Board of Directors or employees of the Hospital or the Clinics.

         6.08. Patients. There are no agreements not terminable at will with patients or prospective patients of the Hospital or the Clinics which provide for the provision of the care routinely provided at the Hospital or the Clinics for no consideration nor will Seller enter into any such agreements between the date hereof and the Closing Date.
         6.09. Books and Records. To the best of Seller's knowledge after due inquiry of the Chief Executive Officer and Medical Director of the Hospital, all of the books and records of the Hospital, the MOB, if any, and the Clinics, including patient records, are true and correct in all material respects.

         6.10. Title. Seller has leasehold title to all of the Seller's Assets (other than the Owned Personal Property, the Consumables, the Records and Rights and the Trade Names which are owned by Seller) free and clear of all liens, charges and encumbrances other than the liens provided for in Paragraph 3.02. Seller has not received notice of any pending or threatened condemnation proceedings with respect to the Real Property.

         6.11. Unions. There are no union contracts in effect between Seller, on the one hand, and the employees of the Hospital or the Clinics, on the other hand. To the best of Seller's knowledge, none of its employees who are not currently members of a labor union in connection with their work at the Hospital or the Clinics are actively seeking the formation of a labor union at the Hospital or the Clinics. Seller is not a party to any labor dispute, it being agreed that a claim for wrongful termination shall not, for purposes of this Paragraph 6.11 be deemed to be a labor dispute. Seller is not a party to any union contracts with respect to the Hospital or the Clinics.

         6.12. Taxes and Tax Returns. All tax and other related returns, reports and filings of any kind or nature, required to be filed by Seller prior to date of execution of this Agreement with respect to its operations at the Hospital, the MOB and the Clinics have been properly completed and timely filed, or extensions for the filing thereof have been timely secured, with all such filings being in material compliance with all applicable requirements and all taxes due with respect to Seller's operations at the Hospital, the MOB and the Clinics have been timely paid, except to the extent that the same are being duly contested in good faith in accordance with applicable law and adequate reserves therefor are reflected on the Seller Financials or will be reflected in any subsequent financials prepared in accordance with the representations and warranties contained in this Agreement.

         6.13.    Environmental Issues.

         (a) Except in accordance, and in compliance, with any and all applicable local, state and federal governmental laws, regulations and requirements (collectively, the "Environmental Laws") relating to environmental and occupational health and safety matters, and hazardous materials, substances or wastes (as defined under any applicable Environmental Laws), Seller has (i) not released into the environment or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Hospital, the MOB or the Clinics other than to the extent the same will not have a material adverse affect on the condition, financial or otherwise, of the Hospital, the MOB or the Clinics, (ii) not installed any underground storage tanks and (iii) at all times operated the Hospital, the MOB and the Clinics in compliance with all Environmental Laws, except where the failure to so comply would not have a material adverse affect on the condition, financial or otherwise, of the Hospital, the MOB or the Clinics.

         (b) With respect to the Hospital, the MOB and the Clinics prior to the date of the Seller's ownership or leasing thereof, to the best of Seller's knowledge after due inquiry of the Director of Plant Operations at the Hospital,
(i) except to the extent permitted by applicable Environmental Laws, no hazardous materials, substances or wastes were located on or at the Hospital, the MOB or the Clinics or were released into the environment or discharged, placed or disposed of in, on or under the Hospital, the MOB or the Clinics, (ii) except to the extent permitted by applicable Environmental Laws, no underground storage tanks are or were located at the Hospital, the MOB or the Clinics, (iii) none of the Hospital, the MOB or the Clinics are located on property which was used as a dump for waste material, and (iv) the Hospital, the MOB and the Clinics have at all times complied with, all Environmental Laws, except to the extent in each of the foregoing clauses (i) through (iv) that any such non-compliance would not have a material adverse effect on the Hospital, the MOB or the Clinics. Seller has not received any written notice from any governmental authority or any written complaint from any third party with respect to its alleged noncompliance with, or potential liability under, any Environmental Laws at the Hospital, the MOB or the Clinics which remains unresolved as of the date hereof.

         (c) Seller will use its reasonable efforts to provide to Purchaser any written assessments prepared by or on behalf of Seller concerning the hazardous waste conditions at the Hospital, the MOB or the Clinics which are currently in the possession of Seller.

         6.14. Necessary Action. Seller has duly and properly taken or obtained or caused to be taken or obtained, or prior to Closing will have duly and properly taken or obtained or caused to be taken or obtained, all action necessary for Seller (i) to enter into and to deliver this Agreement and any and all documents and agreements executed by Seller in connection herewith or in furtherance hereof and (ii) to carry out the terms hereof and thereof and the transaction contemplated herein and therein, which action shall include, but not be limited to, obtaining the Third Party Consents and Regulatory Approvals for which Seller is responsible hereunder. No other action by or on behalf of Seller is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Seller in connection herewith or consummation of the transactions contemplated herein, other than securing those Third Party Consents and Regulatory Approvals (as those terms are defined below) for which Seller is responsible under the terms hereof. Seller represents and warrants that as of the date of execution of this Agreement, it has secured the consent of its Board of Directors and of the Board of Directors of Horizon to the execution of this Agreement and of any documents and agreements necessary to carry out the terms hereof and for the consummation of the transactions contemplated by this Agreement. Nothing herein shall be construed as a guarantee by Seller that it will be able to secure the Third Party Consents or Regulatory Approvals for which it is responsible, but rather this paragraph shall be limited to Seller's representation and warranty that it will use its best efforts to secure such Third Party Consents and Regulatory Approvals, subject to the limitation on the costs which Seller must incur in obtaining such consents being limited in the manner set forth in Paragraph 4.09.
         6.15. Litigation. Except as set forth in Exhibit 6.15, there is no, nor has Seller received written or verbal notice of any, litigation, administrative investigation or other proceeding pending or, to the best of Seller's knowledge based on written notice with respect thereto, threatened by any governmental authority having jurisdiction over Seller, the Hospital, the MOB or the Clinics or by any other party where the amount claimed exceeds $50,000 in any single action or $100,000 in the aggregate or which seeks to challenge Seller's title to the Seller's Assets or Seller's right or ability to consummate the transaction provided for herein. Seller is not a party to nor is Seller or the Hospital, the MOB or either of the Clinics bound by any orders, judgments, injunctions, decrees or settlement agreements under which it may have continuing obligations as of the date hereof or as of the Closing Date and which are likely to materially restrict or affect the present business operations of the Hospital, the MOB or the Clinics. The right or ability of Seller to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and Seller has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

         6.16.  Sensitive Payments.  Seller has no reason to believe that it has
(i) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (iii) given or received any payments or other forms of remuneration in connection with the referral of patients which would violate the Medicare/Medicaid Anti-kickback Law, Section 1128(b) of the Social Security Act, 42 USC Section 1320a-7b(b) or any analogous state statute or (iv) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment. Seller has not filed any reports with any governmental agency which disclose that it has participated in any of the foregoing practices or acts giving rise to such practices.

         6.17. The Hospital and the Clinics. Seller is duly licensed to operate the Hospital with 40 acute rehabilitation beds which are licensed under California law as general acute care beds and 26 skilled nursing facility beds and to operate the Clinics under the license issued to it for the Hospital and is duly certified to participate in the Medicare Program with respect to its operations at the Hospital. Except for those items referenced in Exhibit 4.15, the Hospital, the MOB and the Clinics are in good operating condition and repair and substantially all of the Personal Property and all of the major mechanical systems located at or used in connection with the operation of the Hospital, the MOB and the Clinics are in good working order, condition and repair. The Personal Property is all of the property necessary for the lawful operation of the Hospital at its current occupancy levels and of the Clinics in the manner currently operated by Seller. Seller has provided to Purchaser a true and correct copy of that annual inspection report dated July 18, 1996 prepared by Marin Health Care Associates Limited Partnership and that follow up letter dated October 16, 1996, both of which address those repairs which it has advised Seller are required to be made by Seller under the terms of the Hospital Lease and which will be handled in the manner set forth in Paragraph 4.15.

         6.18 Inventories. At Closing, each of the Hospital and the Clinics shall have an inventory of non-perishable food, central supplies, linens, housekeeping supplies, kitchen supplies, nursing supplies and other supplies, which will be sufficient in condition and quantity to operate each of the Hospital and the Clinics at its normal capacity and an inventory of perishable food at the levels normally maintained by Seller at the Hospital.

         6.19. Trade Names. Set forth in Exhibit 6.19 is a true and complete list of the trade names under which Seller is doing business at the Hospital, the MOB and the Clinics. Seller has not sought protection for such names under state or federal trademark or trade name laws except to the extent reflected in
Exhibit 6.19. Seller has not received any notice from any person challenging or questioning the right of Seller to use any such trade names.

         6.20.    Employees/ERISA.

         (a) Set forth in Exhibit 6.20 is an accurate and complete list of all bonus, deferred compensation, hospitalization or other medical, pension, life or other insurance, profit sharing, sick leave, vacation, post retirement health or life benefit, and any other employee benefit plans (as such term is defined in
Section 3 of the Employee Retirement Insurance Security Act ("ERISA"), arrangement or practice, whether formal or informal, written or not, of Seller which relate to the Hospital, the MOB, if applicable, and the Clinics or to any current or former employees at or of the Hospital and the Clinics (the "Plan" or "Plans"). Except as set forth in Exhibit 6.20 and except for stock purchase and stock options programs administered by Horizon and for which Purchaser shall have no liability after Closing, Seller has made no commitment or representation to the current or former employees of the Hospital, the MOB, if applicable, and the Clinics to establish any additional Plan, arrangement or practice or to modify or change any existing Plan, arrangement or practice. Exhibit 6.20 also lists all employees of the Hospital, the MOB, if applicable, and the Clinics as of the date of this Agreement together with their positions and rates of pay and earned and accrued vacation time, sick leave and holiday pay as of the date specified therein, which date shall be the most recent date to which such information is available to Seller.

         (b) Set forth in Exhibit 6.20 is a true and correct copy of all employment contracts between Seller and any employee of the Hospital, the MOB, if applicable, or the Clinics. Except as otherwise set forth in Exhibit 6.20 all such contracts are terminable by Seller prior to the Closing Date and, in the case of those contracts listed in Exhibit 6.20A, will be terminated by Seller prior to the Closing Date if so requested by Purchaser.

         6.21. Operating Contracts. Set forth in Exhibit 1.01(f) is a true and correct list of all supply, licensing and operating contracts, equipment leases, contracts with affiliates of Seller, transfer agreements, contracts for or other evidences of indebtedness (other than indebtedness to be discharged or released at Closing), security agreements and other contracts and agreements, including without limitation, all provider agreements with any third party payors and consulting and service contracts to which Seller is a party in connection with its operations at the Hospital, the MOB and the Clinics (the "Operating Contracts"). Seller has provided Purchaser with a true and correct copy of each of the Operating Contracts. Each of the Operating Contracts is in full force and effect and none of the Operating Contracts has been modified or amended except as set forth in Exhibit 1.01(f). Seller is not in default of any of its obligations under the Operating Contracts nor is Seller aware of any default or any action or omission which, with the passage of time or the giving of notice or both, would constitute a default under the Operating Contracts by any other party thereto. At Closing, Seller shall deliver to Purchaser a duly executed assignment of the Operating Contracts. Purchaser acknowledges and agrees that Seller shall not be in default of its obligations under this Paragraph 6.21 in the event Exhibit 1.01(f) fails to list or Seller fails to provide to Purchaser any Operating Contracts where the payments remaining due thereunder are less than $25,000.

         6.22. The Leases. True and correct copies of the Leases have been provided by Seller to Purchaser. The Leases remain in full force and effect and have not been amended or modified except as set forth in Article 1. Seller has not received from the landlord under any of the Leases any written notice that it is in default of its obligations under the Leases or that any guarantor thereof is in default of its obligations under any Guaranty delivered in conjunction therewith nor does Seller have knowledge after inquiry of the Chief Executive Officer of the Hospital of any events which, with the passage of time or the giving of notice, would constitute a material default thereunder. Except as set forth in the Clinic Leases with respect to certain common areas, Seller enjoys exclusive, peaceful and undisturbed possession under all real and personal property leases to which it is a party in connection with the Hospital and the Clinics, including, but not limited to, under the Leases. Except as set forth in Exhibit 6.22, there are no security deposits posted with respect to the Leases.

         6.23. Physician Contracts. Exhibit 1.01(f) lists each contract between Seller and the physicians providing services to the patients of the Hospital or the Clinics, including contracts with any entity owned or controlled by any such physicians, true and correct copies of which have been provided to Purchaser. Seller represents and warrants that Seller has not received any notice that any state or federal agency or any other party believes or is attempting to determine whether any violation exists under any such physician contracts relating to the requirements of State and federal law governing physician self referral and "kickbacks" including but not limited to the provisions of "Stark II" and the federal fraud and abuse laws.

         6.24. Medical Staff. Attached hereto as Exhibit 6.24 is a true and correct copy of the medical staff roster for the Hospital and the Clinics. Seller has made available to Purchaser a copy of the medical staff bylaws currently in effect with respect to the Hospital and the Clinics, including any and all current amendments and modifications thereto.

         6.25. Cost Reports. Seller has filed when due all cost reports and other reports required to be filed with respect to each of the Hospital and the Clinics as of the date hereof under the Medicare Program. Seller is not required to file cost reports under any other third party payor and other reimbursement programs in which the Hospital and the Clinics participate. Seller has no knowledge that all such reports have not been prepared and filed in compliance with all applicable rules and regulations. Attached hereto as Exhibit 6.25 is a list of all such reports which have been filed by Seller during the last three years, true and correct copies of which have been provided to Purchaser.
         6.26. Reimbursement. The Hospital is treated under the Medicare Program for reimbursement purposes as a free standing rehabilitation hospital with a skilled nursing facility unit and the Clinics are treated under the Medicare Program for reimbursement purposes as part of the Hospital's outpatient rehabilitation department. Seller has not received any written or verbal notice from Medicare or its fiscal intermediary threatening or challenging the status of the Hospital and the Clinics for reimbursement purposes as a free standing rehabilitation hospital or from any third party payor, including Medicare, with respect to any proposed recoupment claim or any other proposed investigation, audit or reimbursement dispute with respect to the Hospital or the Clinics or which could adversely affect Seller's operations at the Hospital or the Clinics or the continued licensure or certification thereof.

         6.27. PRO Denials. Set forth in Exhibit 6.27 is a list of all of the Peer Review Organization denials which to the best of Seller's knowledge after inquiry of the Chief Executive Officer of the Hospital, Seller has received with respect to its operations at the Hospital and the Clinics during the last three years, including a description of the basis therefor, and of the action taken by Seller, if any, to appeal the same and the status and/or outcome of any such appeals.

         6.28. Insurance. Set forth in Exhibit 6.28 is a list of all insurance policies held by Seller with respect to the Hospital, the MOB and the Clinics and the other Seller's Assets and in effect as of the date of this Agreement, including the types of coverage and amounts thereof and the amount of deductibles thereunder. Seller has provided to Purchaser true and correct certificates evidencing such insurance as well as copies of the Seller's current property, professional liability and workers compensation insurance policies in effect with respect to the Hospital, the MOB and the Clinics. All monthly premium installments due with respect to all of such insurance policies have been paid in full through the date of this Agreement and will continue to be paid as and when due between the date of this Agreement and the Closing Date.

         6.29. Hill Burton. Seller has no liability under the Hill Burton Program and Purchaser will have no liability or obligation, as a transferee of Seller or otherwise, under the Hill Burton Program as a result of the transaction contemplated by this Agreement.

         6.30. Disclosure. No representation or warranty by or on behalf of Seller contained in this Agreement, as those representations have been modified by the terms of Seller's Disclosure Letter, if applicable, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VII
                    PURCHASER REPRESENTATIONS AND WARRANTIES

         Purchaser hereby warrants and represents to Seller that, except as otherwise specifically set forth in the letter from Purchaser to Seller dated the date hereof (the "Purchaser Disclosure Letter"):

         7.01. Status of Purchaser. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Regency Health Services, Inc. ("Regency") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         7.02. Validity and Conflicts. This Agreement is valid, binding and enforceable against Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution of this Agreement and the consummation of the transactions contemplated herein have been approved by the Board of Directors of Purchaser and do not and will not result in a breach of the terms and conditions of nor constitute a default under or violation of the Articles of Incorporation or Bylaws of Purchaser, or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is now a party or by which any of its assets may be bound or affected, subject, however, to Purchaser obtaining those Third Party Consents and Regulatory Approvals for which it is responsible under the terms hereof.

         7.03. Authority. Subject to obtaining the Third Party Consents and Regulatory Approvals which it and/or Seller are required to use their best efforts to secure, Purchaser has full corporate power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein. Purchaser further has full power and authority (i) to lease and to operate the Hospital, the MOB and the Clinics from and after the Closing Date as the same are presently leased and operated and (ii) to conduct its business from and after the Closing Date as the same is now being conducted.

         7.04  Necessary  Action.  Purchaser  has  duly  and  properly  taken or obtained or caused to be taken or obtained, or prior to Closing will have duly and properly taken or obtained or caused to be taken or obtained, all action necessary for Purchaser (i) to enter into and to deliver this Agreement and any and all documents and agreements executed by Purchaser in connection herewith or in furtherance hereof and (ii) to carry out the terms hereof and thereof and the transactions contemplated herein and therein, which action shall include, but not be limited to, obtaining the Third Party Consents and Regulatory Approvals for which Purchaser is responsible hereunder. No other action by or on behalf of Purchaser is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Purchaser in connection herewith or consummation of the transactions contemplated herein, other than securing those Third Party Consents and Regulatory Approvals for which Purchaser is responsible under the terms hereof. Purchaser represents and warrants that as of the date of execution of this Agreement, it has secured the consent of its Board of Directors and of the Board of Directors of Regency to the execution of this Agreement and of any documents and agreements necessary to carry out the terms hereof and for the consummation of the transactions contemplated by this Agreement. Nothing herein shall be construed as a guarantee by Purchaser that it will be able to secure the Third Party Consents or Regulatory Approvals for which it is responsible, but rather this paragraph shall be limited to Purchaser's representation and warranty that it will use its best efforts to secure such Third Party Consents and Regulatory Approvals.

         7.05. Litigation. There is no, nor has Purchaser received written or verbal notice of any, litigation, administrative investigation or other proceeding pending or, to the best of Seller's knowledge based on written notice with respect thereto, threatened by any governmental authority having jurisdiction over Purchaser or by any other party or which challenges Purchaser's ability to consummate the transaction provided for herein. Purchaser is not a party to or bound by any orders, judgments, injunctions, decrees or settlement agreements under which it may have continuing obligations as of the date hereof or as of the Closing Date and which are likely to materially restrict or affect the business operations of Purchaser either before or after the Closing. The right or ability of Purchaser to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and Purchaser has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

         7.06. Sensitive Payments. Purchaser has no reason to believe that it has (i) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (iii) given or received any payments or other forms of remuneration in connection with the referral of patients which would violate the Medicare/Medicaid Anti-kickback Law, Section 1128(b) of the Social Security Act, 42 USC Section 1320a-7b(b) or any analogous state statute or (iv) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

         7.07. Taxes and Tax Returns. All tax and other related returns, reports and filings of any kind or nature, required to be filed by Purchaser prior to date of execution of this Agreement with respect to its operations have been properly completed and timely filed, or extensions for the filing thereof have been timely secured, with all such filings being in material compliance with all applicable requirements and all taxes due with respect to Purchaser's operations have been timely paid, except to the extent that the same are being duly contested in good faith in accordance with applicable law and adequate reserves therefor are reflected on Purchaser's financial statements or will be reflected in any subsequent financials prepared by Purchaser.

         7.08. Disclosure. No representation or warranty by or on behalf of Purchaser contained in this Agreement, as those representations have been modified by the terms of Purchaser's Disclosure Letter, if applicable, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VIII
                                     BROKER

         Each party hereby represents, covenants, and warrants to the other that it has employed no broker or finder in connection with the transaction contemplated herein. Each party agrees to pay any commission or finder's fee which may be due on account of the transaction contemplated herein to any other broker or finder employed by it, and to indemnify the other party hereto against any claim for any commission or finder's fee made by any other broker allegedly employed by it and from and against any and all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys fees and costs.

                                   ARTICLE IX
                                SELLER COVENANTS

         9.01. Pre-Closing Date. Seller covenants that between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed:

         (a) Seller will operate the Hospital, the MOB and the Clinics only in the ordinary course and with due regard to the proper maintenance and repair of any real property or personal property associated therewith, ordinary wear and tear excepted, other than those repairs for which Purchaser has agreed to be responsible under Paragraph 4.15;

         (b) Seller will take all reasonable action to preserve the goodwill and the present occupancy levels of the Hospital and the Clinics, it being understood and agreed that Seller shall not be required to undertake any action to preserve occupancy levels other than continuing to engage in the routine marketing activities in which it is currently engaged at the Hospital and the Clinics;

         (c) Seller will not make any material change in the operation of the Hospital or the Clinics nor, except in the ordinary course of business, sell or agree to sell any items of machinery, equipment or other fixed assets of the Hospital, including but not limited to assets and equipment used in connection with the operation of the Hospital and located at the MOB, or the Clinics nor otherwise enter into any agreements materially affecting the Hospital or the Clinics;

         (d) Seller will use its reasonable efforts to retain the goodwill of the employees of, medical staff of or physicians under contract with, Seller located at or connected with the operation of the Hospital and the Clinics and will provide Purchaser with notice in the event of any union organizing activities or contract negotiations are commenced after the date hereof;

         (e) Except in the ordinary course of business, Seller will not increase the compensation or bonuses payable or to become payable to any of its employees located at or connected with the operation of the Hospital or the Clinics, including employees located at the Seller's corporate or regional offices who work exclusively on matters related to the Hospital and the Clinics, or grant any severance benefits to any such employees other than to the extent such bonuses or severance payments impose no obligation on Purchaser after the Closing Date;

         (f) Seller will not enter into any written employment agreements in connection with the operation of the Hospital or the Clinics other than with physicians in the ordinary course of business; provided, however, that Seller shall provide Purchaser with copies of any such physician contracts;

         (g) Seller will not, except in the ordinary course of business, enter into any contract or commitment affecting any of the Seller's Assets or incur any additional indebtedness or amend, extend or renew any current debt instruments, whether in the ordinary course of business or otherwise, nor will Seller declare or pay any dividend or other distribution with respect to any of the Seller Assets nor pledge the accounts receivable of Seller as security for any indebtedness or lease agreements executed, amended or extended by Seller after the date hereof; provided, however, that nothing herein shall be construed as prohibiting (i) Seller from incurring inter-company indebtedness to Horizon and/or CMS, (ii) Horizon and/or CMS from incurring debt, the proceeds of which may be made available to Seller or (iii) Seller from executing any and all documents necessary to amend any debt instruments under which Horizon and/or CMS may be the borrower and Seller a guarantor;

         (h) During normal business hours, Seller will provide Purchaser and its agents and employees with access on twenty-four (24) hours notice to the books and records of Seller and the Hospital, including, but not limited to any books or records located in the MOB, and the Clinics provided they do not interfere with the operation thereof;

         (i) Seller will operate the Hospital and the Clinics in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders as now in effect (including, without limitation, the building, zoning and life safety codes as currently applied with respect thereto) where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

         (j) Seller will take all reasonable action to achieve substantial compliance with any laws, regulations, ordinances, standards and orders applicable to the Hospital, the MOB and the Clinics which are enacted or issued after execution of this Agreement and become effective or require compliance prior to the Closing where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

         (k) Seller will maintain the Seller's Assets in substantially the same condition as they were in at the date hereof, ordinary wear and tear, casualty loss and taking by eminent domain excepted;

         (l) Seller will provide Purchaser with copies of its monthly financial statements prepared in the ordinary course of business;

         (m) Seller will provide Purchaser with copies of all licensure or certification surveys received by Seller and the related Plans of Correction prepared by Seller;

         (n) Seller will pay as and when due the accounts payable which arise in the ordinary course of business, except to the extent that the amount owing is being duly contested by Seller and such contest does not materially affect Seller or the Hospital or the Clinics;

         (o) Within ten (10) days after Seller's receipt of Purchaser's title, UCC search and survey objections pursuant to Paragraph 10.01, Seller shall advise Purchaser whether it intends to correct the defects to which Purchaser has objected;

         (p) Seller will maintain in force the existing insurance coverage with respect to the Hospital, the MOB and the Clinics described in
Exhibit 6.28;

         (q) Seller will file all returns, reports and filings of any kind or nature, or to secure timely extensions for the filing thereof, required to be filed by Seller including, but not limited to, state and federal tax returns and Medicare cost reports with respect to the Hospital and the Clinics and will timely pay all taxes or other obligations which are due and payable with respect thereto, except to the extent that the same are being duly contested in good faith in accordance with applicable law and such contest does not materially affect Seller or the Hospital and the Clinics;

         (r) Unless specifically prohibited by law, Seller will use its best efforts to cause all of the conditions to Closing set forth in Paragraphs 12.01 and 12.02 which are within Seller's control to be satisfied prior to the Outside Closing Date and Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement;

         (s) Neither Seller nor any of its officers, directors, advisors or others authorized to act on its behalf shall directly initiate or solicit discussions relating to any alternative acquisition proposal or similar transaction including, without limitation, a merger or other business combination involving Seller or any of the Seller's Assets, or offer to acquire or convey in any manner, directly or indirectly, all or substantially all of the equity interests in, the voting securities of Seller or the Seller's Assets; provided, however, that public announcements of the transaction contemplated by this Agreement shall not be prohibited hereby;

         (t) Seller will provide to Purchaser copies of all material documents which relate to, and, upon request, with verbal or written updates concerning the status of, any litigation filed as of the date hereof or filed from and after the date hereof by or against Seller after the date of this Agreement but prior to the Closing Date where the amount claimed or assessed by management of Seller as likely to be claimed exceeds $500,000;

         (u) Seller will proceed with all due diligence to secure the Regulatory Approvals and Third Party Consents for which it is responsible under the terms hereof;

         (v) Seller will not amend or permit the amendment of any of the Medical Staff Bylaws described in Paragraph 6.24; and

         (w) Seller will cooperate with Purchaser, at Purchaser's cost and expense, in any audits of the results of operations at the Hospital and/or the Clinics which Purchaser elects to conduct in order to comply with any requirements applicable to it under the federal securities laws.

         9.02. Closing Date. On the Closing Date, Seller will deliver the following to Purchaser or to a designated escrow agent in accordance with any written escrow instructions executed by Seller and Purchaser:

         (a)      The Benefits Schedule (as defined in Paragraph 14.01);

         (b) A certificate of Seller dated as of the Closing Date, certifying on behalf of Seller in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Paragraphs 12.02 (a) and (b) and setting forth the incumbency of the officers executing documents on behalf of Seller, a copy of the resolutions adopted by Seller's Board of Directors authorizing the transaction provided for herein and the execution of this Purchase Agreement and the other documents contemplated herein and attaching a certificate of good standing issued by each of the California and Delaware Secretary of State within no more than thirty (30) days prior to Closing;

         (c)      The duly executed Lease Assignment Agreements;

         (d)      The duly executed Bill of Sale;

         (e) A duly executed Assignment of the Operating Contracts described in Paragraph 6.22, which shall be in substantially the form attached hereto as
Exhibit 9.02(e) (the "Operating Contract Assignment Agreement");

         (f) The original titles to any motor vehicles included within the Owned Personal Property;

         (g)      Written Escrow Instructions;

         (h) An Estoppel Certificate in form and substance reasonably acceptable to Purchaser executed by the landlord under the Hospital Lease;

         (i) An opinion of the General Counsel of Horizon in form and substance reasonably acceptable to Purchaser;

         (j) Evidence that Seller has secured all of the Regulatory Consents and Third Party Approvals, including, but not limited to, the consent of the Marin Health Care Associates Limited Partnership and the landlords under the Clinic Leases, for which Seller is responsible under the terms of this Agreement.

         In addition, on the Closing Date, the Seller shall pay the closing costs for which it is responsible under Article IV and the Accrued Benefits (as defined in Paragraph 14.01) and shall cause to be made available to Purchaser at the Hospital any and all plans and specifications with respect to the Hospital and the Clinics which may be in Seller's possession.

         9.03. Post-Closing. Seller covenants and agrees that after the Closing Date it will:

         (a) Cooperate with Purchaser in the event its parent corporation is required to include audited financial statements with respect to the Hospital and the Clinics in its filings with the United States Securities and Exchange Commission.

         (b) Take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser and Seller, may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller's Assets.

         (c) Fulfill any obligations which it may have under this Agreement which survive Closing in accordance with the terms hereof or which, by agreement of the parties, have not been fully performed as of the Closing Date and the performance of which, by written agreement of the parties, has been extended until after the Closing Date.

         (d) File any final cost reports with respect to the cost reporting periods prior to the Closing Date for which it may be responsible under applicable state and federal law within the time periods proscribed thereunder, it being understood and agreed that the purpose of this provision is to ensure that there is no adverse affect on the reimbursement paid to Purchaser with respect to its operations at the Hospital and the Clinics after Closing.

                                    ARTICLE X
                               PURCHASER COVENANTS

         10.01. Pre-Closing Date. Purchaser covenants that between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed:

         (a) Within ten (10) days after the date of this Agreement advise Seller of its objections to any UCC Search Reports, title commitment and/or survey of the Real Property and the Hospital which Purchaser may elect to obtain; provided, however, that Purchaser shall not have the right to object to any items reflected on the title commitment which are referred to in Paragraph 3.02. If Seller refuses to correct some or all of the title, survey or lien defects objected to by Purchaser within the time period reflected in Paragraph 9.01(o) or to give Purchaser reasonable assurances that the same will be corrected as of the Closing Date, Purchaser shall have ten (10) days to advise Seller of its decision to close, notwithstanding the defects, or of its election to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder. If Purchaser does not give notice of termination within this ten (10) day period, it will be deemed to have waived its objections and to have accepted such title, survey or lien defects.

         (b) Purchaser will proceed with all due diligence to obtain the Third Party Consents and Regulatory Approvals for which it is responsible under the terms hereof; and

         (c) Unless specifically prohibited by law, Purchaser will use its best efforts to cause all of the conditions to Closing set forth in Paragraphs 12.01 and 12.02 which are within its control to be satisfied prior to the Outside Closing Date and Purchaser will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

         10.02. Closing Date. On the Closing Date, Purchaser will deliver to the Escrow Agent (unless Seller and Purchaser agree in writing in the Escrow Instructions to handle the same outside of escrow) the following:

         (a) A certificate of a responsible officer of Purchaser dated as of the Closing Date certifying on behalf of Purchaser in such detail as Seller may reasonably specify the fulfillment of the conditions set forth in Paragraphs
12.01 (a) and (b) and setting forth the incumbency of the officers executing documents on behalf of Purchaser, a copy of the resolutions adopted by Purchaser's Board of Directors authorizing the transaction provided for herein and the execution of this Purchase Agreement and the other documents contemplated herein and attaching a certificate of good standing issued by the California Secretary of State within no more than thirty (30) days prior to Closing;

         (b)      The executed Operating Contract Assignment Agreement;

         (c)      The cash due at Closing pursuant to Paragraph 2.01;

         (d)      Duly executed Escrow Closing Instructions;

         (e) An opinion of the General Counsel of Regency in form and substance reasonably acceptable to Seller;

         (f)      The duly executed Lease Assignment Agreements; and

         (g) One or more Guaranty Agreements duly executed by Regency Health Services, Inc., with respect to the Hospital Lease and the Clinic Leases if and to the extent, in the case of the Clinic Leases, they are currently guaranteed by CMS.

         10.03.   Post-Closing.  After the Closing Date, Purchaser will:

         (a) Provide Seller with access during normal business hours to any books or records which Seller may need to file or to defend tax returns or other filings filed prior to or subsequent to the Closing Date which relate to the period prior to the Closing Date or which Seller may require for any other lawful purpose other than litigation commenced by Seller against Purchaser under the terms of this Agreement and maintain all such books and records for a period of one year after the Closing Date, at which time Purchaser shall give Seller notice of Seller's right to remove such books and records from the Hospital. Seller shall have a period of thirty (30) days after receipt of such notice to advise Purchaser whether it intends to exercise its removal right and, in the event Seller elects to do so, Seller shall have a period of thirty (30) days thereafter in which to arrange, at its sole cost and expense, for the removal of any or of such books and records from the Hospital, subject to Purchaser's right to retain copies of any or all of such removed books and records.

         (b) Take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.

         (c) Fulfill any obligations which it may have under this Agreement which survive Closing in accordance with the terms thereof or which, by agreement of the parties, have not been fully performed as of the Closing Date and the performance of which, by written agreement of the parties, has been extended until after the Closing Date.

         (d) To the extent permitted by law, Seller and the staff physicians of the Hospital employed by Seller prior to the Closing Date (but in the case of such staff physicians only as necessary for the further care of their patients and the defense of litigation) shall be entitled, after the Closing Date, during normal business hours of the Hospital and the Clinics and on advance notice to Purchaser to have access to and to make copies, at their sole cost and expense, of the patient records, including the medical records and medical charts of any patient admitted to the Hospital or the treated in a Clinic on or before the Closing Date. In addition, to the extent permitted by law and to the extent required by law, Seller shall be entitled to remove from the Hospital or a Clinic any such record or chart, but only for the purposes of pending litigation involving a patient to whom such record or chart refers, as certified in writing prior to removal by an officer of Seller or counsel retained by Seller in connection with such litigation, and only prior to making a copy thereof, at Seller's cost and expense, for retention at the Hospital or the Clinic, as applicable. Any record or chart so removed by the Hospital or any Clinic shall be promptly returned to Purchaser following its use by Seller in accordance with the terms hereof.

         (e) Provide such notice as may be required after Closing to each regulatory authority having jurisdiction over the Hospital, the consent of which was not required as a condition to Closing but notice to which is required or recommended after Closing, including, but not limited to, JCAHO and CARF.

         (f) Purchaser shall not renew the term of the Hospital Lease upon the expiration of the Initial Term thereof unless CMS is released from its Guaranty at the time of such renewal with respect to any obligations arising under the Hospital Lease during any and all renewal terms.


                                   ARTICLE XI
                                MUTUAL COVENANTS

         11.01. General Covenants. Following the execution of this Agreement, Seller and Purchaser agree:

         (a) If any event should occur, either within or without the knowledge or control of any party, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible;

         (b) To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party, to accomplish the transactions contemplated by this Agreement;

         (c) To deliver such other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in form reasonably acceptable to the party requesting the same and its counsel, as may be reasonably necessary to carry out and/or to comply with the terms of this Agreement and the transactions contemplated herein;

         (d) To confer on a regular basis with the other, report on material operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein; and

         (e) To promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

         11.02.   Hart-Scott-Rodino Filing. If and to the extent applicable:

         (a) Purchaser and Seller agree to file, and to cause any other person obligated to do so as a result of its shareholdings in Seller, with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission a Notification and Report Form in accordance with the notification requirements of the HSR Act and to use its and their best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof provided for under the HSR Act as a prerequisite to the consummation of the transactions provided for herein.

         (b) Nothing herein shall be construed as requiring Seller to (i) sell or otherwise dispose of any of the Seller Assets which are the subject of this Agreement or the Other Agreements which either alone or in the aggregate, with all such other sales or dispositions, would constitute the sale or disposition of a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission), (ii) take any action, the consummation of which cannot be conditioned on the consummation of the transactions contemplated by this Agreement, where such action would have a material adverse effect on Seller or (iii) take any action which either would have a material adverse effect on the operations, business or financial condition of Seller or would materially impair the value of the transaction contemplated herein to Seller or Purchaser.

         (c) Nothing herein shall be construed as requiring Purchaser to (i) sell or otherwise dispose of any of its assets which either alone or in the aggregate, with all such other sales or dispositions, would constitute the sale or disposition of a "significant subsidiary," (ii) take any action, the consummation of which cannot be conditioned on the consummation of the transactions contemplated by this Agreement, where such action would have a material adverse effect on Purchase or (iii) take any action which either would have a material adverse effect on the operations, business or financial condition of Purchaser or would materially impair the value of the transaction contemplated herein to Seller or Purchaser.

         11.03. Third Party Consents/Regulatory Approval. Each of Purchaser and Seller will use its best efforts to obtain prior to the Closing Date all consents, approvals and licenses necessary to permit the consummation of the transactions contemplated by this Agreement and the Other Agreements, including, but not limited to, such licensure and certification approval in the State of California as may be necessary to enable Purchaser to lawfully own and/or operate the Hospital and the Clinics from and after the Closing Date (the "Regulatory Approvals"), and the consent of its lenders, lessors and other third parties to the extent required under any loan documents, lease agreements, management agreements or other instruments to which it is a party, including, but not limited to, the consent of the lessors under the Leases (the "Third Party Consents"), provided, however, that the consent of the holders of the bonds issued by Purchaser's parent corporation under that Indenture dated as of June 28, 1996 in the original principal amount of $50,000,000 and that Indenture dated as of October 12, 1996 in the original principal amount of $110,000,000 shall not be deemed to be a required Third Party Consent, it being understood and agreed that Purchaser has represented that the transaction as contemplated herein will not require the consent of such bondholders.

         11.04. Public Announcements. The parties shall consult with each other prior to the issuance by either party of any press release or any written statement with respect to this Agreement or the transactions contemplated hereby.

         11.05. Costs. Except as otherwise specifically provided herein, each party shall bear its own costs and expenses with respect to securing the Third Party Consents and Regulatory Approvals, including complying with the requirements of the HSR Act, for which it is responsible hereunder.

                                   ARTICLE XII
                                   CONDITIONS

         12.01. Purchaser Conditions. All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or as of the Outside Closing Date (as defined below), of each of the following conditions any one or more of which may be waived in writing by Purchaser:

         (a) The representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date as though such representations and warranties were then again made, other than any representations or warranties which specifically relate to an earlier period, which shall have been true as of the date thereof.

         (b) Seller shall have performed all of its obligations under this Agreement that are to be performed by it prior to or as of the Closing Date.

         (c) Purchaser and Seller shall have received the Third Party Consents and Regulatory Approvals, including, but not limited to, change of ownership approval from the California Department of Health Services (the "CHOW Approval") and shall have satisfied any and all conditions to the effectiveness thereof.

         (d) Other than with respect to a default identified in the Seller Disclosure Letter as of the date of this Agreement or any defaults identified after the date of this Agreement in any amendments to the Seller Disclosure Letter, which amendments are not objected to by Purchaser, Seller shall not be in default, where said default cannot be cured by the Closing Date, under any mortgage, contract, lease or other agreement to which Seller is a party or by which Seller is bound and which will affect or relate to the Real Property, the Personal Property, the Hospital or the Clinics after the Closing Date.
         (e) Subject to Purchaser ordering the same, a title insurance policy providing for leasehold coverage shall have been issued to Purchaser with respect to the Hospital subject only to the Permitted Exceptions (the "Title Insurance Policy").

         (f) Subject to Purchaser ordering the same, Purchaser shall be satisfied or, pursuant to Paragraph 10.01(a) shall be deemed to be satisfied, with the Survey.

         (g) Subject to Purchaser ordering the same, Purchaser shall be satisfied, or pursuant to Paragraph 10.01(a) shall be deemed to be satisfied, with the results of the UCC Searches.

         (h) If applicable, the filing and waiting period requirements under the HSR Act shall have been complied with and shall have expired or terminated.

         (i) The closing of the transactions which are the subject of the Other Agreements shall have occurred.

         12.02. Seller Conditions. All obligations of Seller under this Agreement are subject to the fulfillment, prior to or as of the Outside Closing Date, of each of the following conditions any one or more of which may be waived by Seller in writing:

         (a) The representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date as though such representations and warranties were then again made, other than any representations or warranties which specifically relate to an earlier period, which shall have been true as of the date thereof.

         (b) Purchaser shall have performed all of its obligations under this Agreement that are to be performed by it prior to or as of the Closing Date.

         (c) Purchaser and Seller shall have received the Third Party Consents and Regulatory Approvals and shall have satisfied any and all conditions to the effectiveness thereof; provided, however, that it shall not be a condition to Seller's obligation to close hereunder that the Landlord under any or all of the Leases has refused to release Seller from its guarantee thereof or from primary liability thereunder.

         (d) The closing of the transaction which are the subject of the Other Agreements shall have occurred.

                                  ARTICLE XIII
                                   TERMINATION

         13.01. Termination. This Agreement may be terminated by Purchaser or Seller upon the following conditions:

         (a)      By mutual consent of the parties;

         (b) By  Purchaser if the  conditions  to Closing set forth in Paragraph
12.01 have not been satisfied through no fault of Purchaser or waived by Purchaser by the Outside Closing Date;

         (c) By Seller if the conditions to Closing set forth in Paragraph 12.02 have not been satisfied through no fault of Seller or waived by Seller by the Outside Closing Date;

         (d) By either party if the Closing has not occurred by the Outside Closing Date or such later date as may be agreed upon in writing by Seller and Purchaser; provided, however, that in the event all of the conditions to Closing provided for in Paragraph 12 have been satisfied or waived by the Outside Closing Date other than the Purchaser's receipt of the CHOW Approval pursuant to Paragraph 12.01(c), provided Purchaser is diligently pursuing the issuance of the CHOW Approval by the California Department of Health, the Outside Closing Date shall automatically be extended for such additional period of time as may be necessary to permit Purchaser to secure the CHOW Approval; provided, further that in the event Purchaser has not secured the same within thirty (30) days after the Outside Closing Date, this Agreement shall thereafter terminate in accordance with the terms hereof and the parties shall have no further rights or obligations hereunder.

         (e) By either party if the United States Department of Justice or the Federal Trade Commission requires any of the actions described in Paragraph 11.02;

         (f) By either party in the event of a material adverse change in the information contained in the other party's Disclosure Letter as a result of the updating thereof by such other party.

         (g) By Purchaser in event that prior to the Closing Date a material portion of any of the Hospital Real Property or the Hospital is damaged or destroyed by fire or other casualty or has been taken or condemned by any public or quasi-public authority under the power or eminent domain; provided, however, that in the event Purchaser fails to exercise its termination rights hereunder, then it shall be conclusively deemed to have waived said right and Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in connection therewith.

         13.02. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Paragraph 13.01 on account of a breach of a condition, covenant or warranty by the other, without first given such other party written notice of such breach and not less than ten (10) days within which to cure such breach. The Closing Date shall be postponed if necessary to afford such opportunity to cure.
          13.03. In the event of the termination of this Agreement by Seller under either Paragraph 13.01(c) or Paragraph 13.01(d) where, in either case the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder or under the Other Agreements, Seller shall be entitled either (A) to seek damages from Purchaser as a result of said breach or (B) without the need to prove damages, to collect from Purchaser on written demand the sum of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000) as liquidated damages in full and complete settlement of any and all claims which Seller may have against Purchaser hereunder and under the Other Agreements as a result of said breach by Purchaser, it being understood and agreed that the amount provided for in this clause (B) is intended to compensate Seller for the damages suffered by it as a result of said breach without resort to the courts and is not intended to be a limitation on the damages which Seller would be able to seek to recover in the event it elects to proceed under clause (A).

          13.04. In the event of the termination of this Agreement by Purchaser under either Paragraph 13.01(b) or Paragraph 13.01(d) where, in either case the Closing has failed to occur as a result of a material breach by Seller of its obligations hereunder or under the Other Agreements, Purchaser shall have the right either (A) to seek specific performance of Seller's obligations hereunder or (B) to seek damages suffered by it as a result of said breach.

         13.05. In the event of the termination of this Agreement pursuant to Paragraphs 13.01(a), (e), (f) or (g), neither party shall have any further rights or obligations hereunder.

                                   ARTICLE XIV
                                EMPLOYEE BENEFITS

         14.01. On the Closing Date, Seller shall deliver to Purchaser a schedule (the "Employee Schedule") which reflects among other things the following: (i) the name of all employee of the Hospital and the Clinics as of the Closing Date, (ii) their positions and rates of pay, (iii) a reasonable estimate as of the Closing Date of all earned and accrued vacation, holiday and sick pay and earned or accrued "EVA" bonuses due to and/or coming due to the employees of the Hospital and the Clinics as of the Closing Date (the "Estimated Accrued Benefits"). On the Closing Date, Seller shall deliver to Purchaser an amount equal to the Estimated Accrued Benefits reflected on the Employee Schedule and Purchaser shall agree from and after the Closing Date, to pay the Accrued Benefits, to the employees of the Hospital and the Clinics as and when due in accordance with Purchaser's personnel policies from and after the Closing Date, it being agreed for the benefit of Seller that such policies shall not result in a reduction of benefits accrued in favor of any employee as of the Closing Date. In addition, on the Closing Date or as soon thereafter as is required by California law, Seller shall pay to the employees of the Hospital and the Clinics any wages due to them as of the Closing Date. Any benefits due to the employees of the Hospital and the Clinics for the period prior to the Closing Date and not included within the Accrued Benefits paid to Purchaser at Closing shall be and remain the responsibility of Seller after Closing. Within a reasonable period of time following the Closing Date, which shall in no event be more than thirty (30) days, Seller shall provide Purchaser with a schedule of the Accrued Benefits which were earned or accrued as of the Closing Date (the "Actual Accrued Benefits"). To the extent the Estimated Accrued Benefits exceeded the Actual Accrued Benefits, Purchaser shall remit said difference to Seller within ten (10) days after Purchaser's receipt of the Actual Accrued Benefits schedule. To the extent the Estimated Accrued Benefits were less than the Actual Accrued Benefits, Seller shall remit said difference to Purchaser along with the schedule of Actual Accrued Benefits.

         14.02. Purchaser shall offer to hire at Closing all of the employees of Seller who, as of the Closing, work at the Hospital and/or the Clinics and have been employed on average for 20 hours or more per week. Such employees who are offered employment by Purchaser shall be referred to as the "Retained Employees." Any such offer of employment to a Retained Employee by Purchaser shall be to perform comparable services, in a comparable position and at substantially the same base salary as such Retained Employee enjoyed with Seller. Seller or any of its affiliates shall have the right to employ or offer to employ any Retained Employee who declines Purchaser's offer of employment. Purchaser shall hire at Closing each Retained Employee who elects to accept employment with Purchaser (the "Hired Employees"), shall recognize each such Hired Employees original hire date and shall continue to employ each such Hired Employee for a period of no less than ninety (90) days following the Closing Date unless the employment of such Hired Employee is terminated in accordance with Purchaser's personnel policies or as a result of such Hired Employee's resignation.

         14.03. Purchaser and Seller acknowledge and agree that the provisions of Section 14.02 are designed solely to ensure that Seller is not required to give notice to the employees of the Hospital and the Clinics of the "closure" thereof under the Worker Adjustment and Retraining Notification Act (the "WARN Act") or under any comparable California state law. Accordingly, Purchaser agrees to indemnify, defend and hold harmless Seller from any liability which it may incur under the WARN Act or under any comparable California State law in the event of a violation by Purchaser of its obligations thereunder, including a violation which results from allegations that Purchaser constructively terminated the employees of the Facility as a result of the terms and conditions of employment offered by Purchaser. Nothing in Section 14.02 shall, however, create any rights in favor of any person not a party hereto, including the employees of the Hospital or the Clinics, or constitute an employment agreement or condition of employment for any employee of Seller or any affiliate of Seller who is a Retained Employee or a Hired Employee.

         14.04. Seller shall offer and provide, as appropriate, group health plan continuation coverage pursuant to the requirements of Section 601, et seq. of ERISA and Section 498B of the Internal Revenue Code ("COBRA") to all of the employees of the Hospital and the Clinics to whom it is required to offer the same under applicable law. Seller acknowledges and agrees that Purchaser is not assuming any of Seller's obligations to its employees under COBRA or otherwise, except as specifically provided in this Article XIV. As of the Closing Date, all active employees of Seller: (i) who participate as of the Closing Date in group health insurance coverage sponsored by Seller and (ii) who become employees of Purchaser on the Closing Date, shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) established and maintained by Purchaser for the general benefit of its employees and their dependents and all such employees shall be covered without a waiting period and without regard to any pre-existing condition unless (A) they are under a waiting period with Seller at the time of Closing, in which case they shall be required to complete their waiting period while in Purchaser's employ or (B) they were subject to a pre-existing condition exclusion while in Seller's employ, in which case they shall be subject to the same exclusion while in Purchaser's employ, which exclusion shall, if applicable, be subject to the same time limitation while in Purchaser's employ as was applicable thereto while said employees were in Seller's employ, with the time limit calculated from the date the same commenced while in Seller's employ. Seller and Purchaser acknowledge and agree that it is the intent of this provision that Seller shall not be required to provide continued health coverage under ERISA or Section 4980 of the Internal Revenue Code to any of such employees of Seller who are hired by Purchaser or to any qualified beneficiary (as defined for purposes of Section 4980B of the Internal Revenue Code) with respect to any such employees.

         14.05. Seller agrees that the continued employment of the Hired Employees will be important to the viability of Purchaser's operations at the Hospital and the Clinics. Accordingly, Seller agrees that for a period of one year after the Closing Date it will not directly or indirectly solicit the employment of any of such Hired Employees nor shall it take any action to directly or indirectly interfere with their employment relationship with Purchaser or to induce them in any manner to terminate their employment relationship with Purchaser. Seller acknowledges and agrees that Purchaser would not be fully compensated by damages in the event of a breach or threatened breach by Seller of this provision and accordingly agrees that Purchaser shall be entitled, without the need to post a bond, to seek an injunction to restrain such violation or threatened violation of this Paragraph 14.05.

                                   ARTICLE XV
                                 INDEMNIFICATION

         15.01. Seller shall indemnify and hold Purchaser harmless from and against any and all damages, liabilities, losses, costs or expenses which it may incur as a result of:

         (a) Except as otherwise provided in this Agreement, the leasing or ownership of Seller's Assets and the operation of the Hospital, the MOB and the Clinics prior to the Closing Date, whether or not the same are covered by Seller's insurance, including, but not limited to (i) any obligations under the Leases, the Operating Contracts and the Assumed Liabilities, (ii) any violations of the Medicare or Medicaid fraud and abuse laws, the Stark II law governing relationships with physicians or any other state or federal law governing the operation of the Hospital and/or the Clinics (whether or not such violations would constitute a breach by Seller of a representation or warranty set forth herein), and (iii) any failure of any cost report filed by Seller for the cost reporting periods prior to the Closing Date, including the final cost reports filed after the Closing Date, to comply with applicable state or federal law (whether or not such violation would constitute a breach by Seller of a representation or warranty set forth herein) provided, however, nothing in this Paragraph 15.01(a) shall be construed as imposing any liability on Seller as a result of the negative impact, if any, on Purchaser's operations at the Hospital and Clinics from and after the Closing Date resulting from the items described in Exhibit 15.01(a);

         (b) Any misrepresentation or breach of warranty of Seller set forth in this Agreement or nonfulfillment of any agreement on the part of Seller under this Agreement;

         (c) Any failure in connection with the transaction contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers;

         (d) Any claims against Seller, Purchaser, the Hospital, the Clinics or the other Seller's Assets under the Medicare Program or under any other third party payor programs (i) with respect to the operation of the Hospital and the Clinics by Seller prior to the Closing Date, (ii) for recapture of depreciation generated by the transaction contemplated hereby or (iii) for repayment of any overpayments made to Seller under the Medicare Program or any other third party payor program for services rendered at the Hospital or the Clinics prior to the Closing Date, including, but not limited to, claims against Purchaser in the form of offsets by Medicare or any other third party payor against their payments due to Purchaser on and after the Closing Date;

         (e)      The Excluded Assets; and

         (f) Any and all actions, suits, proceedings, demands, assessments, judgements, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to the foregoing.

         15.02. Purchaser shall indemnify and hold Seller harmless from and against any and all damages, liabilities, losses, costs or expenses which it may incur as a result of:

         (a) Except as otherwise provided in this Agreement, any and all obligations relating to the leasing or ownership of Seller's Assets and the operation of the Hospital, the MOB and the Clinics from and after the Closing Date, including, but not limited to, any obligations under the Leases, the Operating Contracts and the Assumed Liabilities;

         (b) Any misrepresentation or breach of warranty of Purchaser set forth in this Agreement or nonfulfillment of any agreement on the part of Purchaser under this Agreement; and

         (c) Any and all actions, suits, proceedings, demands, assessments, judgements, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to the foregoing.

         15.03. Notwithstanding the foregoing, neither Purchaser nor Seller (the "Non-Breaching Party") shall be entitled to seek damages from the other party (the "Breaching Party") under Paragraphs 15.01(b) and 15.02(b), respectively, for the breach of a representation or warranty set forth in this Agreement unless the amount of the damages, liabilities, losses, costs or expenses incurred by the Non-Breaching Party individually or in the aggregate with any and all prior breaches equals or exceeds Fifty Thousand and no/100 Dollars ($50,000) (the "Representation and Warranty Liability Threshold"). In the event the Representation and Warranty Threshold is met, then the Non-Breaching Party shall be entitled to seek to collect from the Breaching Party any and all damages, liabilities, losses, costs or expenses suffered or incurred as a result of all such breaches of the representations and warranties set forth herein on a first dollar basis and not merely to recover damages in excess of the Representation and Warranty Liability Threshold.

         15.04. Notwithstanding anything to the contrary contained in this Paragraph 15 in addition to all other available rights and remedies, in the event of a breach by Purchaser of its covenant set forth in Paragraph 10.03(f), Seller shall have the right to require Purchaser to post as security for the performance by Purchaser of its obligations under the Hospital Lease an irrevocable letter of credit from a lender and in a form reasonably acceptable to Seller and in an amount equal to one year's Base Rent then due under the Hospital Lease (the "Letter of Credit"). Purchaser acknowledges and agrees that Seller shall have the right to draw on such Letter of Credit, in the event of a breach by Purchaser of its obligations under the Hospital Lease as a result of which the landlord thereunder seeks to enforce the obligations of CMS under its Guaranty thereof and that, in the event of such a draw against the Letter of Credit, that Purchaser shall be required to reinstate the Letter of Credit to its original principal balance. Seller and Purchaser shall have the right to enter into Letter of Credit Agreement if and when such Letter of Credit is posted setting forth such additional details with respect thereto as they deem to be appropriate.

                                   ARTICLE XVI
                                  MISCELLANEOUS

         16.01. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight delivery, hand delivery or facsimile transmission to the following address:

         To Seller:                 c/o Horizon/CMS Healthcare Corporation
                                    6001 Indian School Road, N.E.
                                    Albuquerque, NM 87110
                                    Attn: Neal Elliott
                                    Telephone No.:   505-878-6350
                                    Facsimile No.:   505-881-6100

         With copy to:              Scot Sauder, Esq.
                     c/o Horizon/CMS Healthcare Corporation
                          6001 Indian School Road, N.E.
                              Albuquerque, NM 87110
                           Telephone No.: 505-878-6356
                           Facsimile No.: 505-881-6100

         To Purchaser:              Regency Rehab Hospitals, Inc.
                                    2742 Dow Avenue
                                    Tustin, CA 92680
                                    Attn: Bruce Broussard
                                    Telephone No.:   714-544-4443
                                    Facsimile No.:   714-544-2441

         with copy to:              Regency Rehab Hospitals, Inc.
                                    2742 Dow Avenue
                                    Tustin, CA 92680
                                    Attn: David Grant
                                    Telephone No.:   714-544-4443
                                    Facsimile No.:   714-544-2441

         and with copy to: Randi S. Nathanson, Esq.
                                    1411 Fourth Avenue
                                    Suite 905
                                    Seattle, WA  98101
                                    Telephone No.:   206-623-6239
                                    Facsimile No.:   206-623-1738

         Notices shall be deemed given three (3) business days after deposit in the mail as provided herein or upon actual receipt if sent by overnight delivery, facsimile transmission or hand delivery.

         16.02. Assignment. No party may assign, directly or indirectly, its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Purchaser may assign its rights and obligations hereunder with respect to any Real Property and Personal Property included in the Seller's Assets effective at Closing to a real estate investment trust (the "REIT") in connection with its financing of the transaction provided for herein provided Seller first confirms to Purchaser that, in its reasonable determination, such assignment will not have adverse reimbursement consequences for Seller; and provided, further, that no such assignment shall relieve Purchaser of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including successors by operation of law pursuant to any merger, consolidation or sale of assets involving either party. In the event of an assignment of this Purchase Agreement to a REIT, Purchaser shall advise Seller as to those documents and deliveries contemplated by this Agreement which are to run in favor of the REIT rather than Purchaser and those documents and deliveries contemplated by this Agreement which will be delivered by the REIT rather than Purchaser, if any, it being understood and agreed that in the event of such an assignment, the only right which the REIT will assume is Purchaser's right to take title to the Seller's Assets and the only obligation which the REIT will assume is Purchaser's obligation to pay the purchase price in accordance with the terms hereof .

         16.03 Sole Agreement. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement, the Disclosure Letter of each of Seller and Purchaser and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them.

         16.04. Captions. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         16.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         16.06. Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         16.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         16.08 Knowledge Defined. To the extent that any of the representations and warranties contained in this Agreement are limited by the phrases "to the knowledge of" or "Purchaser has no knowledge of" or "Seller has no knowledge of" or words or phrases of similar import, the same shall mean to the actual knowledge of any of the corporate officers or directors of the party or its subsidiaries making said representation or warranty after due and diligent inquiry with respect thereto. To the extent that any of the representations and warranties contained in this Agreement refer to verbal notice to a party such notice shall be deemed to have been received if delivered to any officer of such party or to an officer of one of its subsidiaries.

         16.09. Expenses. Each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         16.10. Third Party Beneficiary. Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.
         16.11. Attorneys' Fees. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party in any action resulting therefrom shall be entitled to collect from the other its reasonable costs and attorneys' fees, including its costs and fees on appeal.

         16.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The period covered by the phrase "from and after the Closing Date" shall include the Closing Date.

         16.13. Survival. The representations, warranties, covenants or conditions set forth herein shall survive the Closing for a period of two years after the Closing, other than the representation set forth in Paragraphs 6.12 and 6.13, which shall survive for the applicable statute of limitations; provided, however, that in the event that, at anytime during that two year period, any claim is made for a breach thereof, the same shall survive until a final non-appealable resolution thereof. Nothing in this Paragraph 16.13 shall be construed to limit the indemnity obligations of Seller and Purchaser under Paragraph 15.01 which shall survive for as long as the matters to which they relate survive by the terms of this Agreement or, if no such limitation is provided for herein, which shall survive until the expiration of the applicable statute of limitations with respect to the matters to which they relate.

         16.14.   Remittances and Receivables.

         (a) All remittances, mail and other communications relating to the Excluded Assets or liabilities other than the Assumed Liabilities received by Purchaser at any time after the Closing shall be promptly remitted by Purchaser to Seller and, pending such delivery, Purchaser shall have no interest in the same and shall hold such remittances, mail and other communications in trust for the benefit of Seller. All remittances, mail and other communications relating to the Seller's Assets or the Assumed Liabilities received by Seller at any time after the Closing shall be promptly remitted by Seller to Purchaser and, pending such delivery, Seller shall have no interest in the same and shall hold such remittances, mail and other communications in trust for the benefit of Purchaser.

         (b) Any payments received by Purchaser (or its successors in interest or assigns) which relate solely to accounts receivable for services rendered and medicines, drugs and supplies provided by Seller to patients of the Hospital or the Clinics who are discharged prior to the Closing Date or otherwise not receiving such goods or services as of the Closing Date (the "Receivables") whether from patients, payors, clients, customer or others (collectively, the "Account Parties") shall be paid by Purchaser to Seller weekly commencing on the first Monday following the Closing and covering the seven day period ending on the immediately preceding Saturday (or, in the case of the first such payment, the period beginning on the Closing Date and ending on the next succeeding Saturday). Within no more than ten (10) days after Closing, Seller shall deliver to Purchaser a schedule of all such Receivables which are outstanding as of the Closing Date, which schedule shall show (i) the amount due from each Account Party and (ii) if possible, the portion thereof, if any, due from a third party payor on behalf of an Account Party who is a patient. Any payments received by Seller with respect to balances owing to Purchaser for services rendered or medicines, drugs or supplies provided after the Closing Date shall be remitted to Purchaser within five (5) business days after the receipt thereof. All payments which are remitted by Purchaser to Seller shall be applied to the oldest receivable reflected on the schedule provided by Seller to Purchaser unless Purchaser in good faith determines that the same should be applied to a more recent Receivable and so advises Seller at the time of the remittance thereof to Seller.

         (c) To compensate Seller for services rendered and medicines, drugs and supplies provided to the Closing Date to patients who were admitted to the Hospital or treated at the Clinics before the Closing Date and discharged by the Hospital or whose treatment at the Clinics terminated after the Closing Date (the "Straddle Patients"), the following provisions shall apply:

         (i) Seller shall prepare cut-off billings for all Straddle Patients, other than Medicare and Champus program patients (the "Program Patients") as of the close of business on the day prior to the Closing Date. All payments which are received by Purchaser (or its successors in interest or assigns) after the Closing Date with respect to such non-Program Patients to whom cut-off billings were provided shall constitute Excluded Assets and shall be remitted to Seller within two (2) weeks after Purchaser's receipt of such payments.

         (ii) Seller shall prepare its final cost reports under Medicare and, if applicable, Champus with respect to amounts owing from the Program Patients as of the close of business on the day prior to the Closing Date and shall file such cost reports within such period as may be required by law for the timely filing thereof, it being understood and agreed that the intent and purpose of this provision is to ensure both that Seller receives the final payments to which it is entitled and that the payments due to Purchaser after Closing from Medicare and, if applicable, Champus, are not adversely affected by Seller's failure to timely file such final cost reports. All payments which are received by Purchaser (or its successors in interest or assigns) after the Closing Date with respect to such Program Patients shall constitute Excluded Assets and shall be remitted to Seller within two (2) weeks after Purchaser's receipt of such payments.

         (iii) For any Program Patients or Non-Program Straddle Patients with respect to which either a cut off billing cannot be made or a final cost report cannot be filed until he/she ceases to be a patient of the Hospital or the Clinics, Seller shall deliver to Purchaser a statement calculating the total charges made by Seller for services rendered and medicine, drugs and supplies provided through the Closing Date with respect to such Straddle Patients. Within ten (10) days following the discharge or termination of treatment of each such Straddle Patient, Purchaser shall deliver to Seller a statement reflecting the total charges for the services rendered and medicine, drugs and supplies provided to such Straddle Patient after the Closing Date and the amount owing from said Straddle Patient (including amounts owing from any third party payor on behalf of such Straddle Patient and amounts owing from such Straddle Patient as co-payment or deductible amounts) (the "Straddle Patient Payments"). Upon receipt of any such Straddle Patient Payments Purchaser shall remit to Seller its pro rata portion thereof which shall be calculated by multiplying the Straddle Patient Payment so received by a fraction, the numerator of which is the total patient days of Seller with respect to such Straddle Patient through the Closing Date and the denominator of which is the total patient days of Purchaser and Seller with respect to such Straddle Patient through the date of discharge or termination of treatment. Such payment shall be due to Seller within five (5) business days after the receipt thereof by Purchaser.

         (iv) Seller shall be required to file its final cost reports with Medicare in the event Purchaser elects to change fiscal intermediaries, in which case the provisions of clause (ii) shall apply to all patients affected thereby.

         (d) Any payments in excess of One Hundred Thousand and no/100 Dollars ($100,000) owing from either party to the other under this Section 16.14 shall be paid in immediately available funds. All other payments shall be paid by check made payable to the party entitled to such payment in accordance with the terms hereof. Any payment not paid when due hereunder or within thirty (30) days thereafter (the "Overdue Date"), shall bear interest at the rate of 10% per annum from the Overdue Date to the date paid in full.

         (e) Seller acknowledges and agrees that Purchaser's obligations under this Paragraph 16.14 shall be limited to remitting to Seller any payments received by Purchaser which belong to Purchaser in accordance with the terms hereof and that Purchaser shall not be obligated to attempt to bill for or to collect Seller's Receivables, other than Seller's pro rata portion of any payments owing from the Straddle Patients which are not the subject of cut off billings or final cost reports. Accordingly, in order to facilitate Seller's collection efforts, Purchaser agrees to cooperate with Seller and, to the extent permitted by law, to provide access to records (both medical and financial) during normal business hours and to a reasonable number of Seller's personnel and representatives, to assist Seller in the collection, rebilling and auditing (by Seller or its representatives, including its independent certified public accountants) of the Receivables included in the Excluded Assets (including but not limited to, any and all Receivables from Account Parties or amounts due to Seller from any other payor). Without limiting the generality of the foregoing, Purchaser agrees that (A) for a period of six months following the Closing Date,
(i) Seller may, at its sole cost and expense, locate an employee or representative at the Hospital, without charge, in order to facilitate such collection, rebilling and auditing efforts, (ii) Purchaser shall provide such employee or representative, without charge, adequate space to facilitate the performance of such duties and (iii) Purchaser shall provide reasonable assistance of the employees of Purchaser, without charge; provided, however, in each instance that Purchaser's obligations hereunder are subject to such presence of Seller's employee or representative and such assistance of Purchaser's employee not interfering with Purchaser's day to day operations at the Hospital and the Clinics and (B) with respect to any Receivables for which collection has not been received within one hundred and twenty (120) days following its due date, to the extent Purchaser has not already provided the same to Seller's employees or representatives under clause (A) hereof, Purchaser shall upon the request of Seller promptly turn over to Seller all evidences of any such Receivables and documents pertaining to the same that are in the possession of Purchaser (or its successors in interest or assigns) and, to the extent it has not already done so pursuant to clause (A), Seller shall be free to institute such collection efforts, including without limitation, initiating such legal proceedings, with respect thereto as Seller shall, in its sole discretion, determine to be necessary or appropriate for the collection thereof.

         (f) In the event any collection efforts are necessary with respect to the Straddle Patient Payments, Seller and Purchaser shall cooperate in determining the nature and extent of such collection efforts and shall share the cost thereof on the same pro rata basis as the Straddle Patient Payments are allocated between Seller and Purchaser in accordance with clause (c)(iii) hereof.

         16.15. Effectiveness of Agreement. This Agreement shall be of no effect unless and until each of the Other Agreements has been executed and delivered by the parties hereto or thereto.

         16.16. Identification of Documents Provided. Any and all documents provided by Seller to Purchaser which are listed on the exhibits hereto shall be numbered using a Bates sequential numbering system in order to ensure that there are no disputes concerning what documents were so provided.

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth therein.

                                            KENTFIELD HOSPITAL CORPORATION


                                          By:       ___________________________
                                          Its:     ____________________________


                          REGENCY REHAB HOSPITALS, INC.


                                          By:      ____________________________
                                          Its:     ____________________________

                                HORIZON GUARANTY

         Horizon/CMS Healthcare Corporation, a Delaware corporation ("Horizon") as a material inducement to Regency Rehab Hospitals, Inc. ("Purchaser") to enter into the Purchase and Sale Agreement between Kentfield Hospital Corporation, as Seller and Purchaser dated November 19, 1996 (the "Agreement"), hereby unconditionally, irrevocably and jointly and severally with Seller, guarantees and promises to and for the benefit of Purchaser that (i) the representations and warranties of Seller are true and correct as of the date of execution of the Agreement and shall be true and correct as of the Closing Date (as modified by any supplements to the Seller Disclosure Letter to reflect events after the date hereof) and (ii) Seller shall perform all of its obligations, covenants and agreements, including, but not limited to, its indemnity obligations under Paragraph 15, to be performed on its part under the Agreement. If Seller defaults under the Agreement, Purchaser may proceed immediately against Horizon or Seller or both to enforce any rights it has under the Agreement or this Guaranty. Notwithstanding the foregoing, the representations and warranties of Seller will not survive beyond the periods applicable thereto set forth in Paragraph 16.13 hereof and this Guaranty shall not be construed to give Purchaser a claim or cause of action against Horizon after the expiration of the applicable survival period for a breach by Seller of any representation or warranty.

         The liability of Horizon hereunder shall not be affected by:

                  (a) The renewal, extension, modification or termination of the Agreement by lapse of time or otherwise (all of which are hereby authorized by Horizon) or a release or limitation of the liability of Seller or its estate in any bankruptcy or insolvency proceeding;

                  (b) Any extension in the time for making any payment due under the Agreement or acceptance of partial payment from Seller;

                  (c)      The  acceptance  or  release  by  Purchaser  of  any
additional   security  for  the performance of Seller's obligations under the
Agreement;

                  (d) The failure during any period of time whatsoever of Purchaser to attempt to collect any amount due under the Agreement or to exercise any remedy available thereunder or any other security instrument given as security for performance of the same, in the event of a default in the performance by Seller in its obligations thereunder;

                  (e)      Any  assignment  or  successive   assignments  of
Purchaser's   interest  under  the Agreement (whether absolute or as
collateral);

                  (f) The assertion by Purchaser against Seller of any rights or remedies reserved or granted to Purchaser under the Agreement, including the commencement by Purchaser of any proceedings against Seller upon the occurrence of a default thereunder; or
                  (g) Any dealings, transactions or other matter occurring between Purchaser and Seller;

whether or not Horizon shall have knowledge or have been notified of or agreed to any of the foregoing.

         Horizon hereby expressly waives:

                  (a)      Notice of acceptance of this Guaranty;

                  (b) Presentment, demand, notice of dishonor, protest and notice of protest, and all other notices whatsoever, including, without limitation, notice of any event or matter described in the first paragraph hereof; provided, however, that nothing herein shall be construed as a waiver by Horizon on its own behalf or on behalf of Seller with respect to any notice required to be provided by Purchaser under the terms of the Agreement;

                  (c) Any and all claims or defenses based upon lack of diligence in:

                  (i) collection of any amount, the payment of which is guaranteed hereby;

                  (ii) protection of any collateral or other security for the obligations which are the subject of this Guaranty;

                  (iii) realization upon any other security given for the obligations which are the subject of this Guaranty; or

                  (iv) the discharge, liquidation or reorganization of Seller in bankruptcy or the rejection of the Agreement by Seller or by a trustee in bankruptcy;

                  (d)      Any and all defenses of suretyship; and

                  (e) Any defense based on the lack of consideration for this Guaranty.

         Nothing herein shall be construed, however, as a waiver by Horizon of any of the defenses available to the Seller under the Purchase Agreement to the extent Horizon is lawfully entitled to raise the same as a defense to its obligations hereunder.

         No delay or omission on the part of Purchaser in the exercise of any right or remedy hereunder shall operate as a waiver thereof. All remedies of Purchaser hereunder shall be in addition to, and exercisable consecutively or concurrently in any combination with, any and all remedies available to Purchaser by operation of law or under the Agreement, and Purchaser may exercise its remedies hereunder without the necessity of any notice to Seller or Horizon of nonpayment, nonobservance, nonperformance or other default by Seller under the Agreement other than such notice as may be specifically required by the terms of the Agreement prior to the exercising of such right or remedy.

         Notwithstanding any provision of this Guaranty to the contrary, in the event of the enforcement of this Guaranty by Purchaser, Purchaser shall be entitled to collect from Horizon, Purchaser's costs of collection, including, without limitation, reasonable attorneys' fees.

         Horizon shall not be subrogated to any of the rights of Purchaser by reason of any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its obligations hereunder and Horizon shall look solely to Seller for recoupment of any costs or expenses incurred by Horizon in performing its obligations hereunder.

         For so long as any of the obligations which are the subject of this Guaranty remain outstanding Horizon shall, upon request, provide Purchaser with its quarterly and annual financial statements as soon as the same are available and with any other financial statements as may be reasonably requested by Purchaser.

         This Guaranty shall not be assignable by Horizon but shall be binding upon the successors of Horizon. This Guaranty shall be assignable by Purchaser in connection with a permitted assignment of the Agreement and shall inure to the benefit of its successors and assigns.

         If any term, restriction or covenant of this Guaranty is deemed illegal or unenforceable, all other terms, restrictions and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

                                            Seller's Parent:

                                            HORIZON/CMS HEALTHCARE CORPORATION,
                             a Delaware corporation

                                        By:      ______________________________
                                                     Neal M. Elliott
                                    President

                                REGENCY GUARANTY

         Regency Health Services, Inc., a Delaware corporation ("Regency") as a material inducement to Kentfield Hospital Corporation ("Seller") to enter into the Purchase and Sale Agreement between Seller and Regency Rehab Hospitals, Inc. ("Purchaser") dated November 19, 1996 (the "Agreement"), hereby unconditionally, irrevocably and jointly and severally with Purchaser, guarantees and promises to and for the benefit of Seller that (i) the representations and warranties of Purchaser are true and correct as of the date of execution of the Agreement and shall be true and correct as of the Closing Date (as modified by any supplements to the Purchaser Disclosure Letter to reflect events after the date hereof),
(ii) Purchaser shall perform all of its obligations, covenants and agreements, including, but not limited to, its indemnity obligations under Paragraph 15, to be performed on its part under the Agreement and (iii) the Note being delivered at Closing. If Purchaser defaults under the Agreement, Seller may proceed immediately against Regency or Purchaser or both to enforce any rights it has under the Agreement or this Guaranty. Notwithstanding the foregoing, the representations and warranties of Purchaser will not survive beyond the periods applicable thereto set forth in Paragraph 16.13 hereof and this Guaranty shall not be construed to give Seller a claim or cause of action against Regency after the expiration of the applicable survival period for a breach by Purchaser of any representation or warranty.

         The liability of Regency hereunder shall not be affected by:

                  (a) The renewal, extension, modification or termination of the Agreement by lapse of time or otherwise (all of which are hereby authorized by Regency) or a release or limitation of the liability of Purchaser or its estate in any bankruptcy or insolvency proceeding;

                  (b) Any extension in the time for making any payment due under the Agreement or acceptance of partial payment from Purchaser;

                  (c) The acceptance or release by Seller of any additional security for the performance of Purchaser's obligations under the Agreement;

                  (d) The failure during any period of time whatsoever of Seller to attempt to collect any amount due under the Agreement or to exercise any remedy available thereunder or any other security instrument given as security for performance of the same, in the event of a default in the performance by Purchaser in its obligations thereunder;

                  (e) Any assignment or successive assignments of Seller's interest under the Agreement (whether absolute or as collateral);

                  (f) The assertion by Seller against Purchaser of any rights or remedies reserved or granted to Seller under the Agreement, including the commencement by Seller of any proceedings against Purchaser upon the occurrence of a default thereunder; or

                  (g) Any dealings, transactions or other matter occurring between Seller and Purchaser;

whether or not Regency shall have knowledge or have been notified of or agreed to any of the foregoing.

         Regency hereby expressly waives:

                  (a)      Notice of acceptance of this Guaranty;

                  (b) Presentment, demand, notice of dishonor, protest and notice of protest, and all other notices whatsoever, including, without limitation, notice of any event or matter described in the first paragraph hereof; provided, however, that nothing herein shall be construed as a waiver by Regency on its own behalf or on behalf of Purchaser with respect to any notice required to be provided by Seller under the terms of the Agreement;

                  (c) Any and all claims or defenses based upon lack of diligence in:

                  (i) collection of any amount, the payment of which is guaranteed hereby;

                  (ii) protection of any collateral or other security for the obligations which are the subject of this Guaranty;

                  (iii) realization upon any other security given for the obligations which are the subject of this Guaranty; or

                  (iv) the discharge, liquidation or reorganization of Purchaser in bankruptcy or the rejection of the Agreement by Purchaser or by a trustee in bankruptcy;

                  (d)      Any and all defenses of suretyship; and

                  (e) Any defense based on the lack of consideration for this Guaranty.

         Nothing herein shall be construed, however, as a waiver by Regency of any of the defenses available to the Purchaser under the Purchase Agreement to the extent Regency is lawfully entitled to raise the same as a defense to its obligations hereunder.

         No delay or omission on the part of Seller in the exercise of any right or remedy hereunder shall operate as a waiver thereof. All remedies of Seller hereunder shall be in addition to, and exercisable consecutively or concurrently in any combination with, any and all remedies available to Seller by operation of law or under the Agreement, and Seller may exercise its remedies hereunder without the necessity of any notice to Purchaser or Regency of nonpayment, nonobservance, nonperformance or other default by Purchaser under the Agreement other than such notice as may be specifically required by the terms of the Agreement prior to the exercising of such right or remedy.

         Notwithstanding any provision of this Guaranty to the contrary, in the event of the enforcement of this Guaranty by Seller, Seller shall be entitled to collect from Regency, Seller's costs of collection, including, without limitation, reasonable attorneys' fees.

         Regency shall not be subrogated to any of the rights of Seller by reason of any of the provisions of this Guaranty or by reason of the performance by Regency of any of its obligations hereunder and Regency shall look solely to Purchaser for recoupment of any costs or expenses incurred by Regency in performing its obligations hereunder.

         For so long as any of the obligations which are the subject of this Guaranty remain outstanding Regency shall, upon request, provide Seller with its quarterly and annual financial statements as soon as the same are available and with any other financial statements as may be reasonably requested by Seller.

         This Guaranty shall not be assignable by Regency or by Seller but shall be binding upon the successors of Regency and Seller.

         If any term, restriction or covenant of this Guaranty is deemed illegal or unenforceable, all other terms, restrictions and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

                               Purchaser's Parent:

                          REGENCY HEALTH SERVICES, INC.
                             a Delaware corporation

                                        By:      ______________________________
                                                     Richard Matros
                                    President